Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re:	)	Chapter 11
)
COMDISCO, INC. et al.,	)	Case No. 01-24795
	)	(Jointly Administered)
Debtors.	)
)

NOTICE OF MOTION

PLEASE TAKE NOTICE that on Friday, October 9, 2015 at 10:30 a.m. Central Time, or as soon thereafter as counsel may be heard, the undersigned will appear before United States Bankruptcy Judge Jack B. Schmetterer, or any other judge sitting in his stead, in Courtroom 682 in the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois, and then and there present the Motion Of Comdisco Litigation Trustee To Approve Settlement, Discharge And Exculpate Litigation Trustee And Advisory Board, And Approve Termination Of Comdisco Litigation Trust, a copy of which is hereby served upon you, at which time and place you may appear as you see fit.

Dated: October 6, 2015	Respectfully submitted,
Chicago, Illinois
JOHN W. COSTELLO, not individually, but solely as Litigation Trustee under the Comdisco Litigation Trust,

	By:	/s/ Jonathan W. Young
One of His Attorneys

Jonathan W. Young (ARDC No. 06204590)

W. Allen Woolley (ARDC No. 6227238)

LOCKE LORD LLP

225 West Wacker Drive, Suite 3000

Chicago, Illinois 60606-1229

Telephone: (312) 201-2000

Facsimile:         (312) 201-2555

UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re:	)	Chapter 11
)
COMDISCO, INC. et al.,	)	Case No. 01-24795
	)	(Jointly Administered)
Debtors.	)
)

MOTION OF COMDISCO LITIGATION TRUSTEE TO

APPROVE SETTLEMENT, DISCHARGE AND EXCULPATE

LITIGATION TRUSTEE AND ADVISORY BOARD, AND

APPROVE TERMINATION OF COMDISCO LITIGATION TRUST

John W. Costello, not individually but solely as the Trustee for the Comdisco Litigation Trust (the “Litigation Trustee”), hereby moves this Court, pursuant to Section 105 of the Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure, for the entry of an order substantially in the form attached hereto as Exhibit A (the “Proposed Order”): (i) approving a global compromise and settlement (the “Settlement”) between the Litigation Trustee, the Comdisco Litigation Trust Advisory Board (“Advisory Board”) and Randolph I. Thornton as its sole member (“Member”), Comdisco, Inc. and Comdisco Holding Company, Inc. (together, “Comdisco”), and certain individuals (the “Defendants”) who executed promissory notes in February 1998 (the “SIP Notes”) in connection with Comdisco, Inc.’s Shared Investment Plan (“SIP”); (ii) approving the final report and accounting of the Litigation Trustee (“Final Report”) attached hereto as Exhibit B and discharging and exculpating the Litigation Trustee and the Advisory Board and its Member; and (iii) approving, effective upon the Litigation Trustee’s submission of a certification of completion of certain Implementation Actions (defined and enumerated below), and without further action by the Court or the parties, the termination of the Comdisco Litigation Trust (the “Litigation Trust”). In support of this motion (“Motion”), the Litigation Trustee respectfully states as follows:

I.                                                Introduction

1.                                      More than 10 years ago, the Litigation Trustee accepted the assignment of 69 SIP Notes representing an aggregate principal amount of approximately $75 million. As contemplated by Comdisco’s operative plan of reorganization and the governing trust agreement, the Litigation Trustee undertook to monetize the assigned SIP Notes by filing individual enforcement lawsuits in state and federal courts in February 2005. The Litigation Trustee successfully moved for summary judgment in nearly all of those enforcement lawsuits in 2007 and 2008. However, the Seventh Circuit ultimately vacated the federal summary judgment awards in 2011 and remanded the cases for trial. Based on the Seventh Circuit’s ruling, the state court granted motions to reconsider and also vacated its grants of summary judgment.

2.                                      Throughout the note enforcement litigation, the Litigation Trustee has sought to settle wherever he could do so on terms he judged to be in the best interests of the Litigation Trust’s beneficiaries, i.e. Comdisco’s Class C-4 creditors with allowed claims (the “Beneficiaries”). As a result, the Litigation Trustee settled 49 of the original 69 enforcement lawsuits before trial. However, he was unable to reach settlements in the remaining lawsuits that were consistent with what he believed to be the risk-weighted value of these claims. The Litigation Trustee therefore went forward with a bench trial of the four remaining federal cases in September and October 2013. To avoid multiple trials, the remaining state court defendants and the Litigation Trustee had stipulated in advance that the results of the federal trial would be applied in their state court cases.

3.                                      On October 21, 2014, the federal District Court entered judgment against the Litigation Trustee, ruling that the SIP Notes were unenforceable and the Litigation Trustee is not entitled to recover anything under those instruments. The Litigation Trustee has appealed and believes he has meritorious arguments supporting reversal of the District Court’s ruling.

However, in light of the risk, the substantial delay, and the expense of continuing to pursue the appeals, as well as the costs and collection risks associated with enforcing any money judgments he might eventually obtain, the Litigation Trustee has concluded that it is in the best interest of the Litigation Trust and its Beneficiaries to settle the remaining cases, wind up the Litigation Trust, and distribute the net trust recoveries. Accordingly, with the help of the Seventh Circuit Settlement Conference Program, the Litigation Trustee has reached a global Settlement with nearly all of the remaining defendants that will permit him to distribute approximately $1 million to the Beneficiaries—notwithstanding the District Court’s determination that the SIP Notes (which were the Litigation Trust’s only assets) are unenforceable.

4.                                      Under the terms of the operative trust agreement, the Litigation Trustee is authorized, in his discretion, to apply to this Court for an order determining the proper course of action if he believes such an order is advisable to approve a course of action or a proposed settlement. (Ex. 2 § 6.11.)(1) The Settlement represents a significant undertaking that will permit the Litigation Trustee to make a distribution within the range set forth in the Litigation Trustee’s Final Report and to terminate the Litigation Trust. Before moving forward with the Settlement, trust termination and final distribution, the Litigation Trustee believes it is advisable first to obtain this Court’s approval of the Settlement and Final Report, as well as the Litigation Trustee’s proposed wind up and distribution. The Litigation Trustee believes that the Settlement should not be implemented without notice to the affected creditors and approval of the Court.

(1) Exhibits to this Motion are designated with capital letters and are cited in the forms “Exhibit A” or “Ex. A.” Exhibits to the accompanying Declaration of John W. Costello, attached as Exhibit C to this Motion, are designated with consecutive numerals and are cited herein in the form “Exhibit 1” or “Ex. 1.” Citations to documents that were filed on the docket of this bankruptcy case are in the form (Dkt 0001). Citations to documents filed on the dockets of related cases in the District Court for the Northern District of Illinois (and available on that Court’s PACER system) are cited with shortened case names, case numbers, and docket numbers for those cases, in the form “Haller, No. 05 C 726, Dkt 34.”

5.                                      Accordingly, through this Motion, the Litigation Trustee seeks an order approving the Settlement and the Final Report, discharging and exculpating the Litigation Trustee and the Litigation Trust Advisory Board and its Member, and terminating the Litigation Trust upon certification by the Litigation Trustee that the Litigation Trust has been wound up and its assets distributed. The Settlement, by its terms, is contingent upon this Court entering such an order, and all parties to the Settlement have agreed to support the relief requested in this Motion.

6.                                      As set forth below, and in the accompanying Declaration of John W. Costello (attached as Exhibit C) and the Litigation Trustee’s Final Report, the Litigation Trustee has concluded that, considering all of the relevant facts and circumstances, the Settlement and wind-up of the Litigation Trust proposed herein are in the best interest of the Trust and its Beneficiaries. The Litigation Trustee requests that the Court grant this Motion and enter an order substantially in the form of the Proposed Order attached to this Motion as Exhibit A.

II.                                                   Jurisdiction

7.                                      The Court has jurisdiction over this Motion pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

8.                                      Venue in this Court is proper under 28 U.S.C. § 1408.

9.                                      The statutory bases for the relief requested herein are section 105(a) of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), and Bankruptcy Rule 9019.

10.                               Article XV of the Debtors’ First Amended Joint Plan of Reorganization of Comdisco, Inc. and Its Affiliated Debtors and Debtors in Possession (the “Plan”) provides that pursuant to sections 105(a) and 1142 of the Bankruptcy Code, this Court shall have exclusive jurisdiction of “all matters arising out of, and related to, the Chapter 11 Cases and the Plan,” including (among other things), “(f) to issue orders in aid of execution, implementation or consummation of the Plan; … (o) to hear any other matter not inconsistent with the Bankruptcy Code; … [and] (q) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Litigation Trust.” (Dkt 2464, Art. XV.)

III.                                                      Background

a.                                      The Debtors’ Chapter 11 Case

11.                               On July 16, 2001, the Debtor filed a voluntary petition for relief under the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, thereby commencing Case No. 01-24795. (Dkt 1.)

12.                               On June 13, 2002, the Debtors filed their Plan. (Dkt 2464.)

13.                               On July 31, 2002, the Court entered its Findings of Fact, Conclusions of Law, and Order (“Confirmation Order”), confirming the Plan. (Dkt 2779.)

b.                                      The Comdisco Shared Investment Plan (SIP)

14.                               In February 1998, approximately 147 top-level executives and managers at Comdisco were offered the opportunity to participate in Comdisco’s SIP. The SIP was a voluntary program permitting selected Comdisco employees to purchase Comdisco common stock (the “SIP Stock”) through the exercise of a one-day stock option. To fund the purchase of the SIP Stock, Comdisco arranged for each SIP participant to obtain a full-recourse loan from The First National Bank of Chicago (the “Bank”) as agent for a group of lenders (the “Lenders”) for 100 percent of the stock purchase price. Approximately 106 Comdisco executives and managers ultimately elected to participate in the SIP (the “SIP Participants”). They purchased a total of 6,320,000 shares of SIP Stock for an aggregate purchase price of $109,020,000, all of which was funded through SIP loans from the Bank to each of the SIP Participants as evidenced by the SIP Notes. (Ex. C ¶ 2.)

15.                               To facilitate the loans, Comdisco entered into a Facility and Guaranty Agreement dated as of February 2, 1998 (“Guaranty”), under which Comdisco guaranteed the prompt, full and complete payment of principal and interest owing to the Bank under the SIP Notes. (Ex. C ¶ 3.)

16.                               As a result of the SIP, the SIP Participants became the owners of the SIP Stock, which was held in book entry accounts on their behalf by Comdisco’s transfer agent. After the bankruptcy, the Plan provided for the cancellation of Comdisco’s “Existing Securities” and the issuance of a “Contingent Equity Distribution” in place of those securities. (Dkt 2464 §§ 1.53, 1.63, 1.93, 7.8, 7.9.) Comdisco made this Contingent Equity Distribution by issuing “Contingent Distribution Rights” (“CDRs”) to former holders of Comdisco common stock. The SIP Participants who held SIP Stock were issued CDRs following the confirmation of the Plan. The CDRs are publicly traded instruments, and dividends have been issued thereon. (Ex. C ¶ 4.)

c.                                       The Bankruptcy and the Bank’s Claim on the Guaranty

17.                               When Comdisco filed for bankruptcy protection on July 16, 2001, the Bank issued notices to the SIP Participants declaring that a “Program Event of Default” had occurred and that the SIP Notes were due and payable. On November 28, 2001, the Bank (then known as Bank One N.A.) filed a proof of claim seeking to recover under the Guaranty the amounts due on SIP loans in the aggregate principal amount of $109,020,000. (Ex. C ¶ 11.)

18.                               Comdisco objected to the Bank’s proof of claim, asserting that the SIP violated the federal margin rules. (Dkt 2751, 3352.) Certain SIP Participants intervened and sought a declaratory judgment that the SIP Notes were unenforceable. On April 28, 2003, Judge Black of this Court granted the Bank’s motions to dismiss the petition for declaratory judgment and to strike a portion of Comdisco’s objection, and Comdisco and certain SIP Participants appealed to the District Court. On March 29, 2004, the District Court upheld Judge Black’s decisions, ruling that there is no private cause of action under sections 7(d) or 29(b) of the Securities Exchange Act of 1934 and that Comdisco and the SIP Participants therefore lacked standing to raise alleged violations of the margin regulations as an affirmative defense. Blair v. Bank One, N.A., 307 B.R. 906, 909 (N.D. Ill. 2004) (citing Bassler v. Central Nat’l Bank, 715 F.2d 308 (7th Cir. 1983)). Comdisco and the SIP Participants appealed to the Seventh Circuit. (Ex. C ¶ 12.)

19.                               On November 5, 2004, while the Blair appeal was pending, the Bank and Comdisco entered into a settlement agreement (“Bank Settlement Agreement”) resolving the Bank’s claim. (Dkt 4175.) Under the terms of the Bank Settlement Agreement, Comdisco agreed to make a net cash payment of $122,893,503.26 (plus interest and net of an agreed setoff) from the Disputed Claim Reserve, and the Bank and Lenders agreed to assign the SIP Notes either to Comdisco or to the Litigation Trustee. (Dkt 4175 ¶ 2; Ex. C ¶ 13.)

20.                               On December 9, 2004, this Court entered a Stipulation, Findings and Agreed Order approving the Bank Settlement Agreement. (Dkt 4248.) Consistent with the Bank Settlement Agreement, the Court approved the assignment of the SIP Notes to Comdisco Holding or to the Litigation Trustee. (Dkt 4248 ¶ 8; Ex. C ¶ 14.) By December 2004, a number of the SIP Participants had resolved their liabilities under the SIP Notes. On December 22, 2004, the Lenders executed an Assignment Agreement assigning all of their right, title and interest to the remaining 69 unresolved SIP Notes to the Litigation Trustee. (Ex. C ¶ 15.)

21.                               Pursuant to the Bank Settlement Agreement, Comdisco and the Bank dismissed Comdisco’s appeal of the Blair ruling. The SIP Participants argued that the dismissal rendered their appeal of Blair moot and sought to vacate the underlying Blair decision on the ground that the Bank Settlement Agreement deprived them of the opportunity to litigate the appeal to its conclusion. (Id. ¶ 16.)

22.                               The Litigation Trustee believed that litigating the Blair appeal to its conclusion would have permitted an early and conclusive resolution of the SIP Participants’ standing to assert the alleged violations of margin regulations as a defense to liability under the SIP Notes. The Litigation Trustee therefore sought to be substituted as a party to the appeal in place of the Bank and to be permitted to proceed with the Blair appeal. On January 28, 2005, the Seventh Circuit issued an order denying the Litigation Trustee’s substitution motion, and ordering the lower courts to vacate their earlier rulings. (Id. ¶ 17.)

d.                                      The Litigation Trust and Designation of the Litigation Trustee

23.                               The Plan contemplated the creation of the Comdisco Litigation Trust, to be administered by a trustee designated by the Creditors’ Committee in consultation with the Debtors. (Dkt 2464 § 12.1.) Pursuant to Section 12.1(a) of the Plan, the Creditors’ Committee designated the Litigation Trustee, John W. Costello. (Dkt 2741.) The Court approved the designation on July 30, 2002. (Dkt 2770; Ex. C ¶ 7.)

24.                               Pursuant to Section 12.3(a) of the Plan, Comdisco and the Litigation Trustee entered into the Comdisco Trust Agreement (Revised) as of August 12, 2002 (as amended, the “Trust Agreement”). The Trust Agreement was amended as of August 12, 2004 and then again on December 7, 2004. The Trust Agreement together with its amendments (Dkt 4278) is attached as Exhibit 2 to the Costello Declaration. (Ex. C ¶ 8; Ex. 2.)

25.                               Section 12.2 of the Plan and Section 3.1 of the Trust Agreement provided for the Debtors irrevocably to transfer the “Trust Assets” to the Litigation Trust. (Dkt 2464 § 12.2; Ex. 2 §3.1.) Under the Plan and initial version of the Trust Agreement, the Trust Assets were comprised of the “SIP Subrogation Claims,” which the Plan defined as the claims of Comdisco against any SIP Participant resulting from payments made to the Lenders under the Guaranty or otherwise in respect of the SIP Notes. (Dkt 2464 ¶ 1.147, 1.152.) The Trust Agreement was

amended on December 7, 2004 to provide for the assignment of the SIP Notes to the Litigation Trustee and to amend the definition of Trust Assets to include “SIP Note Claims.” (Ex. 2, 2d Amendment.)

26.                               The Plan and Trust Agreement provide for the Advisory Board to be designated by the Creditors’ Committee. (Dkt 2464 ¶ 12.4; Ex. 2 ¶ 7.1.) Throughout the time the Note Enforcement Cases (defined below) were pending, the Advisory Board has consisted of one Member (Randolph Thornton). (Ex. 2, 1st Amendment ¶ 1.) Consistent with the Plan and Trust Agreement, the Litigation Trustee has periodically consulted with the Advisory Board on certain litigation issues, settlement decisions, and other matters. (Ex. C ¶ 9.)

27.                               The Trust Agreement requires the Litigation Trustee to submit quarterly status reports to this Court, Comdisco and the Advisory Board. (Ex. 2 § 6.13.) In accordance with this requirement, the Litigation Trustee has filed 43 quarterly reports with this Court, most recently on July 30, 2015. (Ex. C ¶ 10.)

e.                                       The Note Enforcement and Transfer Cases

28.                               In February 2005, the Litigation Trustee filed actions against 65 of the SIP Participants seeking to enforce their SIP Notes (the “Note Enforcement Cases”). The Litigation Trustee filed 27 of those cases in the Circuit Court of Cook County, Illinois (the “State Note Enforcement Cases”), and 38 in the United States District Court for the Northern District of Illinois based on diversity jurisdiction (the “Federal Note Enforcement Cases”). The aggregate principal of the SIP Notes the Litigation Trustee sought to enforce in the Note Enforcement Cases was approximately $72 million. The Litigation Trustee also claimed interest (approximately $35 million as of February 2005) and attorneys’ fees owing in connection with the SIP Notes. (Ex. C ¶ 18.)

29.                               After the cases were filed, a number of SIP Participants moved to dismiss the Note Enforcement Cases, arguing that the Litigation Trustee lacked standing to pursue the claims. On September 23, 2005, the District Court denied the motion, rejecting (among others) the defendants’ argument that the purpose of the Litigation Trust had been fulfilled because the Beneficiaries would be paid in full without further monetization of the SIP Notes. The District Court directed, based on the Plan and Trust Agreement, that the “the Trust shall continue until termination is approved by the bankruptcy court after: (1) distribution of all trust assets; (2) a final order determining that reorganized Comdisco has no liability in respect to the SIP Guarantee Agreement or the SIP notes; (3) the SIP participants are released from their obligations under the SIP notes; or (4) Comdisco waives, releases or otherwise agrees not to seek to enforce the SIP Subrogation Claims.” (Haller, No. 05 C 726, Dkt 29 at 8; Ex. C ¶ 19.)

30.                               Defendants in the Note Enforcement Cases answered the complaints in late 2005, asserting numerous affirmative defenses. These included (among others) defenses based on alleged violations of the federal margin regulations and alleged fraud and misrepresentation. (See, e.g., Haller, No. 05 C 726, Dkt 34; Ex. C ¶ 20.)

31.                               Starting in 2007, after becoming aware of information suggesting that certain SIP participants had transferred real estate assets at or following the time of Comdisco’s bankruptcy, the Litigation Trustee filed 10 separate actions in the Circuit Court of Cook County and elsewhere seeking to set aside or recover alleged fraudulent transfers (the “Transfer Cases”). Litigation of the Transfer Cases has been deferred pending the outcome of the Note Enforcement Cases.

32.                               In April 2007, the Litigation Trustee filed summary judgment motions requesting that judgment be entered in his favor in two Federal Note Enforcement Cases brought against

SIP Participants James Duncan (Case No. 05 C 789) and Lyssa Paul (Case No. 05 C 776). The District Court granted the Litigation Trustee’s summary judgment motions (and denied these defendants’ cross-motions for summary judgment) in both cases on December 21, 2007. The District Court held inter alia that Duncan’s and Paul’s illegality defenses based on alleged violations of the federal margin regulations failed because neither Section 7(d) nor Section 29(b) of the Securities Exchange Act of 1934 provides for a private right of action, and therefore Duncan and Paul lacked standing to assert alleged violations of the margin regulations as an affirmative defense. (Duncan, No. 05 C 789, Dkt 75; Ex. C ¶ 22.)

33.                               In February 2008, following the Duncan and Paul rulings, the Litigation Trustee moved for summary judgment in the remaining Federal Note Enforcement Cases. Certain defendants in the Federal Note Enforcement Cases sought and were granted leave to amend their affirmative defenses. (Haller, No. 05 C 726, Dkt 186, 207.) Following the amendment, the parties completed summary judgment briefing, and the District Court again granted summary judgment in favor of the Litigation Trustee on September 24, 2008. (Haller, No. 05 C 726, Dkt 225; Ex. C ¶ 23.) In response to the defendants’ new affirmative defenses based on the margin regulations—designed to “plead around the court’s conclusion … that defendants did not have standing to raise a violation of Federal Reserve Board Regulations G or U as a defense”—the District Court held, giving substantial weight to an opinion issued by the Federal Reserve Bank of Chicago, that the SIP loans did not violate the margin regulations. (Haller, No. 05 C 726, Dkt 225 at 11.)

34.                               The Litigation Trustee also moved for summary judgment in the State Note Enforcement Cases. Largely following the District Court, the Cook County Circuit Court rejected defendants’ affirmative defenses and granted summary judgment in favor of the Litigation Trustee. (Ex. C ¶ 24.)

35.                               The defendants in the Federal Note Enforcement Cases appealed the District Court’s grants of summary judgment. In October 2010, the Seventh Circuit Court of Appeals affirmed summary judgment with respect to the defendants’ lack of standing to assert the alleged violations of the margin regulations as affirmative defenses, but vacated the District Court’s decision with respect to other defenses. Costello v. Grundon, 625 F.3d 342, 370 (7th Cir. 2010). (Ex. C ¶ 25.)

36.                               The federal defendants sought and were granted a panel rehearing, and on June 28, 2011, the Seventh Circuit overturned its prior decision on the standing issue and vacated the District Court’s grants of summary judgment in their entirety, remanding the cases to the District Court for further proceedings. Costello v. Grundon, 651 F.3d 614, 641 (7th Cir. 2011) (“Grundon”). (Ex. C. ¶ 26.) Following the Seventh Circuit’s \Grundon decision, the defendants in the State Note Enforcement Cases moved for reconsideration of the Cook County Circuit Court’s grants of summary judgment. The Circuit Court granted the motions with respect to the illegality defenses and certain other defenses that Grundon permitted to go forward in the Federal Note Enforcement Cases. (Id. ¶ 27.)

37.                               In 2012 and 2013, the parties took discovery and prepared for trial in the Note Enforcement Cases. In order to avoid separate trials in the state and federal courts, the remaining defendants in the State Note Enforcement Cases and the Litigation Trustee entered into stipulations providing for the results of the trial of the Federal Note Enforcement Cases to carry over to their cases. The District Court set the Federal Note Enforcement Cases for a bench trial to begin on September 24, 2013. (Id. ¶ 28.)

f.                                        The Litigation Trustee’s Settlement Efforts

38.                               Throughout the prosecution of the Note Enforcement Cases, the Litigation Trustee has endeavored to settle or otherwise resolve the Note Enforcement Cases wherever he could do so in a manner consistent with the risk-weighted value of the claims to be compromised. Primarily as a result of those efforts, most of the Note Enforcement Cases were resolved before the 2013 trial date. Of the initial 69 SIP Notes assigned to the Litigation, the Litigation Trustee reached settlements with respect to 49 of those SIP Notes (including 11 cases in which the SIP Participant filed for bankruptcy protection) before trial. (Ex. C ¶ 29.) A chart showing the resolution of each of the Note Enforcement Cases brought by the Litigation Trustee is attached as Exhibit 3 to the Costello Declaration.

39.                               The Litigation Trustee was not able to reach settlements with the remaining SIP Participants on terms that, in his judgment (after consultation with the Advisory Board), were consistent with the risk-weighted value of the claims to be compromised. (Id. ¶ 30.) At this time, only 4 of the original 38 Federal Note Enforcement Cases remain pending in the Seventh Circuit. These cases seek to recover on SIP Notes in the aggregate principal amount of $2,484,000 plus interest and attorneys’ fees. A fifth case against Peter Huber (principal of $828,000) remains pending in Austria (the “Huber Case”). The Litigation Trustee has reached an agreement in principle on the economic terms of a settlement of the Huber Case, subject to final documentation. The Litigation Trustee expects this case to be subject to final disposition shortly. (Id. ¶ 32.)

40.                               Of the original 37 State Note Enforcement Cases, 11 remain pending on the stay calendar of the Circuit Court of Cook County. These seek to recover $7,659,000 in principal plus interest and attorneys’ fees.(2) The total amount of principal and interest owed on the Defendants’ SIP Notes as of August 31, 2015 is approximately $22.3 million. (Id. ¶ 33.)

g.                                      Trial and Judgment in the Note Enforcement Cases

41.                               The District Court trial commenced on September 24, 2013 and took 8 trial days. Following the trial, the parties submitted a 270-page joint summary of the trial record and each party submitted two lengthy post-trial briefs. Final arguments took place on April 16, 2014. (Ex. C ¶ 34.)

42.                               On October 21, 2014, the District Court issued an oral ruling and entered judgment in favor of the Defendants in all four of the Federal Note Enforcement Cases. (Poisella, 05 C 736, Dkt 392.) The District Court found that the Litigation Trustee had established a prima facie case for enforcement of the SIP Notes. (Poisella, 05 C 736, Dkt 400 at 3 (Ex. 4).) However, the District Court found that Comdisco had violated Regulation G by issuing its Guaranty and that the Bank had therefore committed an “arranging” violation of Regulation U due to the Guaranty. (Id. at 12.) The District Court concluded that the SIP Notes were unenforceable. (Id.) Notably, the District Court found that issuing the SIP Notes themselves (as opposed to arranging the Guaranty) did not violate the margin regulations, and it rejected the Defendants’ securities fraud and common law fraud defenses. (Ex. 4 at 4-5, 11; Ex. C ¶ 36.)

43.                               The Litigation Trustee had also argued that even if the District Court found a regulatory violation, it should still enforce the SIP Notes or award restitution based on equitable considerations. The District Court declined to award any relief based on the Litigation Trustee’s

(2) A twelfth case (the “Wheatley Case”), against Bradford Wheatley (principal of $552,000), has been placed on the bankruptcy calendar of the Circuit Court of Cook County due to Mr. Wheatley’s pending bankruptcy case in California. The Litigation Trustee has reached a settlement, subject to execution of final documentation and to court approval in Mr. Wheatley’s bankruptcy case. This settlement calls for dismissal of the Wheatley Case.

“equitable arguments” because, although these arguments were “fairly compelling from an equitable standpoint,” the District Court believed that “enforcing the contract would condone the conduct prohibited by the margin regulations.” (Ex. 4 at 14; Ex. C ¶ 37.)

h.                                      The Appeals of the Note Enforcement Cases

44.                               The Litigation Trustee timely appealed the District Court judgments. The appeals (“Appeals”) are currently pending before the Seventh Circuit Court of Appeals as Nos. 14-3399, 14-3400, 14-3401 and 14-3402. The Defendants in the Federal Note Enforcement Cases have cross-appealed, and their cross-appeals (“Cross-Appeals”) remain pending as Nos. 14-3568, 14-3569, 14-3572 and 14-3580. The Cross-Appeals include appeals from an interlocutory ruling denying the Defendants’ request for costs and attorneys’ fees from Comdisco’s counsel, the law firm of Nisen & Elliott, LLC, in connection with a pretrial discovery dispute. (Ex. C ¶ 38.)

45.                               The Litigation Trustee believes he has several meritorious arguments on appeal. In particular, the Litigation Trustee would argue that applicable law does not support invalidating the SIP Notes based on a violation in arranging the Guaranty, which is a separate contract. The Litigation Trustee also contends the District Court was required to consider equitable factors in determining whether to enforce the SIP Notes despite the violation or to award restitution as an alternative equitable remedy. (Id. ¶ 39.)

46.                               Notwithstanding the merit of his potential arguments on appeal, the Litigation Trustee has concluded that proceeding with the Appeals would entail significant additional expense and material risk. Moreover, even if the Litigation Trustee’s Appeals were successful, concluding the litigation would require significant additional time due to the need to resolve the Transfer Cases and potential collection efforts required in order to obtain recoveries. (Ex. C ¶ 40.)

47.          Under the auspices of the Seventh Circuit Settlement Conference Program, the Litigation Trustee (along with Comdisco and the Advisory Board) has entered into a Global Settlement Agreement (the “Settlement Agreement”), subject to this Court’s approval, with the 4 remaining Defendants in the Federal Note Enforcement Cases and the 11 remaining Defendants in the State Note Enforcement Cases (not including Mr. Wheatley, whose case is stayed due to his bankruptcy). (Id. ¶ 41.) A copy of the executed Settlement Agreement is attached hereto as Exhibit D.(3)

i.              Anticipated Distribution If the Court Approves the Settlement

48.          The Litigation Trustee has outlined the expected recoveries, expenses and range of expected distributions of the Litigation Trust in his Final Report. (Ex. B.)

49.          As set forth in the Final Report, assuming this Court approves the Settlement set forth in the Settlement Agreement and grants this Motion, the Litigation Trustee expects to be in a position to distribute approximately $1 million to the Beneficiaries. The Litigation Trustee believes the Settlement, and the distribution it would permit, is in the best interest of these Beneficiaries. (Ex. C ¶¶ 56, 58.)

j.              The Implementation Actions

50.          Execution, approval and consummation of the Settlement memorialized in the Settlement Agreement will complete nearly all of the Litigation Trustee’s obligations under the Plan and Trust Agreement. However, as contemplated in Article X of the Trust Agreement, the

(3) Signature pages available at the timing of filing are included in Exhibit B. The remaining parties to the Settlement Agreement have confirmed their agreement, but for logistical reasons it was not possible to attach the pages to this Motion at the time of filing. The Litigation Trustee expects to have copies of all signature pages at the time of the hearing on this Motion. Exhibit B to the original Settlement Agreement consists of copies of each settling Defendant’s Note. Because the Notes are substantially identical, voluminous, and contain confidential information (e.g., social security numbers), the copy of Exhibit B to the Settlement Agreement attached hereto includes only one Note in redacted form.

Litigation Trustee will still need to undertake certain further actions “for the purpose of liquidating and winding up the affairs of the [Litigation] Trust.” (Ex. 2, Art. X; Ex. C ¶ 43.)

51.          Following the approval of the Settlement Agreement, the Litigation Trustee proposes to complete the following post-settlement tasks (the “Implementation Actions”) in order to implement the Settlement and liquidate and wind up the affairs of the Litigation Trust:

(a)           Such actions as are necessary to implement and meet his obligations under the Settlement Agreement, including (i) returning to Defendants and canceling the SIP Notes and certain financial information pursuant to Paragraph 7 of the Settlement Agreement; (ii) dismissing pending litigation and appeals pursuant to Paragraph 9 of the Settlement Agreement; and (iii) providing any further required cooperation pursuant to Paragraph 20 of the Settlement Agreement;

(b)           Such actions as are necessary to sell to Comdisco (or otherwise liquidate) the CDR Assets assigned to the Litigation Trustee pursuant to Paragraph 1 of the Settlement Agreement, as well as all CDRs and other Comdisco securities currently held by the Litigation Trustee;

(c)           Such administrative tasks as are necessary to administer and wind up the Litigation Trust, including finalizing and implementing the Wheatley and Huber settlements, receiving bankruptcy distributions, and arranging for the preparation and filing of any necessary court documents and final tax returns;

(d)           Arrangements for retention of the books, records and files that were delivered to or created by the Litigation Trustee, as required under Article X of the Trust Agreement;

(e)           Such tasks as are necessary to make a Final Distribution under Section 12.5 of the Plan of the remaining Net Trust Recoveries to the Disbursing Agent to disburse Pro Rata to holders of Allowed Claims in Class C-4; and

(f)            Upon completion of the foregoing Implementation Actions, submission of a certification to this Court affirming that the Implementation Actions are complete.

IV.                   The Proposed Settlement

52.          After extensive negotiations under the Seventh Circuit Settlement Conference Program, the Defendants on the one hand, and the Litigation Trustee, Comdisco and the Advisory Board (and its Member) on the other, have reached a consensual resolution of their disputes and have executed the Settlement Agreement setting forth the terms of that resolution.

53.          Subject to this Court’s approval, the Settlement Agreement provides, in summary, for the following:(4)

(a)           Defendants agree to assign to the Litigation Trustee the portion of their CDRs that they received as a result of the SIP, along with the associated distributions on such CDRs and accrued interest on those distributions.

(4) The following is only a partial summary of the terms of the Settlement Agreement, included for the reference and convenience of parties in interest and the Bankruptcy Court, and is qualified entirely by the terms of the Settlement Agreement itself. To the extent that there is any disagreement or divergence between the partial summary and the terms of the Settlement Agreement, the terms of the Settlement Agreement shall control in all respects. All interested parties should review the Settlement Agreement for a complete and accurate description of the terms of the settlement.

(Ex. D ¶ 1.) As set forth in the Final Report, the Litigation Trustee believes the value of the CDR assignment exceeds $480,000.

(b)                                 In order to facilitate the Settlement and termination of the Litigation Trust (both of which are beneficial to the closure of the bankruptcy estate), Comdisco agrees to pay Defendants a lump sum of $200,000,(5) and all parties agree to waive any claim for costs. (Id. ¶¶ 2, 3.)

(c)                                  The parties agree to dismiss with prejudice the Appeals, Cross-Appeals, Note Enforcement Cases, Transfer Cases, and any related proceedings. (Id. ¶ 9.)

(d)                                 The Defendants and the Litigation Trustee (and Advisory Board) agree to exchange mutual releases. The Defendants and Comdisco agree to exchange mutual releases. (Id. ¶¶ 10-13.)

(e)                                  It is a condition precedent to the effectiveness of the Settlement Agreement that (i) the Bankruptcy Court enter an order (an “Enabling Order”): (A) approving the terms of the Settlement Agreement and authorizing the Trustee to perform thereunder, (B) approving the Trustee’s Final Report, (iii) discharging the Trustee and Advisory Board from any further obligations in connection with the administration of the Litigation Trust except such obligations that are performed, or to be performed, after the entry of such order, and (iv) exculpating the Trustee and the Advisory Board from any further liabilities in connection with the prosecution and

(5) Comdisco and the Litigation Trustee have separately agreed that Comdisco will deduct approximately $64,000 of this amount from the amount it pays the Litigation Trustee for the Litigation Trustee’s CDRs (including a credit of approximately $36,000 for CDRs and related distributions held by Comdisco in connection with two SIP Participants against whom the Litigation Trustee did not pursue claims). (Ex. C ¶ 45.)

settlement of all litigation in which the Trustee and the Litigation Trust have participated and with the administration of the Litigation Trust up to the date of entry of the Enabling Order; and (B) the Enabling Order becomes final and non-appealable. (Id. ¶ 15.)

54.          Given the current posture and nature of these disputes, and the terms of the proposed Settlement, the Litigation Trustee has determined that the Settlement is likely to be in the best interest of the Trust and its Beneficiaries, as compared to continuing with costly, uncertain, and protracted litigation with the Defendants. (Ex. C ¶¶ 54-56.)

V.                 Relief Requested

55.          By this Motion, the Litigation Trustee requests that this Court enter an Enabling Order substantially in the form attached as the Proposed Order attached as Exhibit A. The Proposed Order provides for the following relief:

(a)           Approval of the Settlement memorialized in the Settlement Agreement and authorization of the Litigation Trustee to take all actions necessary to perform under the Settlement Agreement and consummate the Settlement;

(b)           Approval of the Litigation Trustee’s Final Report;

(c)           Approval of all actions taken by the Litigation Trustee and the Advisory Board (and its Member) in connection with the administration of the Litigation Trust and the prosecution and settlement of the Note Enforcement Cases, Transfer Cases and related litigation (the “SIP Note Litigation”), and determination that such actions did not constitute bad faith, willful misconduct, gross negligence, willful disregard of duties, or material breach of the Trust Agreement;

(d)           Determination that the Implementation Actions are reasonable, appropriate and within the scope of the Litigation Trustee’s duties under the Trust Agreement;

(e)           Discharge of the Litigation Trustee and the Advisory Board (and its Member) from any and all remaining duties, obligations and liabilities under the Trust Agreement and the Plan, except the performance of the Implementation Actions;

(f)            Authorization of the Litigation Trustee and the Advisory Board to perform the Implementation Actions;

(g)           Authorization of the Litigation Trustee (or his designated Disbursing Agent) to escheat distributed funds in the event that a distribution check is: (a) returned by the recipient; (b) returned by the postal service as undeliverable; or (c) not cashed within thirty days of its issuance date;

(h)           Exculpation of the Litigation Trustee and the Advisory Board (and its Member) from any obligation or liability arising from or relating to the administration of the Litigation Trust or the prosecution and settlement of the Note Enforcement Cases and related litigation; and

(i)            Declaration that the Litigation Trust shall terminate, without further notice or action by the Court or any party, effective upon the filing of a certificate by the Litigation Trustee affirming that the Implementation Actions have been completed.

VI.                  Basis for Relief Requested

a.             Approval of the Settlement

56.          Under section 6.11 of the Trust Agreement, the Litigation Trustee may, in his discretion, apply to this Court for a court order determining the proper course of action if he believes such an order is necessary or advisable to protect the interests of the Beneficiaries or to approve a proposed settlement. (Ex. 2 § 6.11.) Courts have approved settlements reached by Litigation Trustees appointed under plans of reorganization under Bankruptcy Rule 9019. See Buchwald Capital Advisors, LLC v. Papas (In re Greektown Holdings, LLC), 475 B.R. 563, 568, 570 (E.D. Mich. 2012); Whyte v. Kiviston (In re SemCrude, L.P.), No. 08-11525, 2010 Bankr. LEXIS 4160 (Bankr. D. Del. Nov. 19, 2010); In re Corus Bankshares, Inc., No. 10-26881, 2013 WL 6767817 (Bankr. N.D. Ill. Dec. 17, 2013).

57.          Bankruptcy Rule 9019(a) provides: “On motion by the trustee and after notice and a hearing, the court may approve a compromise or settlement.” Compromises are tools for expediting the administration of the case and reducing administrative costs and are favored in bankruptcy. See Fogel v. Zell, 221 F.3d 955, 960 (7th Cir. 2000); see also In re Martin, 91 F.3d 389, 393 (3d Cir. 1996) (“To minimize litigation and expedite the administration of a bankruptcy case, ‘[c]ompromises are favored in bankruptcy.’” (quoting 9 Collier on Bankruptcy ¶ 9019.03[1] (15th Ed. 1993))).

58.          The central issue in approving a bankruptcy settlement is whether the settlement is in the “best interests of the estate.” In re Energy Co-op, Inc., 886 F.2d 921, 927-29 (7th Cir. 1989) (citing LaSalle Nat’l Bank v. Holland (In re Am. Reserve Corp.), 841 F.2d 159, 161 (7th Cir. 1987)). To answer that question, the Court compares the settlement terms with the probable costs and benefits of the litigation. Commercial Loan, 316 B.R. at 697 (citing Am. Reserve, 841 F.2d at 161). The settlement need not be the best that the debtor could have achieved, but need only fall “within the reasonable range of litigation possibilities.” In re Telesphere Commc’ns, Inc., 179 B.R. 544, 553 (Bankr. N.D. Ill. 1994).

59.          A settlement should be approved if it is fair and equitable and in the best interests of the bankruptcy estate. Depoister v. Mary M. Holloway Foundation, 36 F.3d 582, 586 (7th Cir. 1994). The decision to approve a settlement is within a bankruptcy court’s discretion. See id. at 586-587 (applying the abuse of discretion standard to affirm the bankruptcy court’s approval of a settlement).

60.          In exercising its discretion, relevant factors a bankruptcy court should consider include: “(1) the probability of success in the litigation; (2) the difficulties, if any, to be encountered in the matter of collection; (3) the complexity of the litigation involved, and the expense and inconvenience in delay necessarily attending it; and (4) the paramount interest of the creditors.” In re Patel, 43 B.R. 500, 504 (N.D. Ill. 1984); accord Depoister, 36 F.3d at 586; In re American Reserve Corp., 841 F.2d 159, 161-162 (7th Cir. 1987).

61.          In addition, a bankruptcy court should consider that compromises are favored in bankruptcy:

(a)           The law favors compromise and not litigation for its own sake, and as long as the bankruptcy court amply considered the various factors that determined the reasonableness of the compromise, the court’s decision must be affirmed. In re A & C Properties, 784 F.2d, 1377, 1381 (9th Cir. 1986); accord In re Heissinger Resources Ltd., 67 B.R. 376, 383 (C.D. Ill. 1986) (“In addition [to the four enumerated factors], the bankruptcy court is to consider that the law favors compromise”).

(b)                                 A bankruptcy court may also apply weight to a trustee’s business judgment that the proposed settlement should be approved. See Depoister, 36 F.3d at 587; In re Hessinger Resources Ltd., 67 B.R. at 383.

(c)                                  Finally, a bankruptcy court is not required to conduct an evidentiary hearing or a “mini-trial” on the parties’ claims and defenses when approving a settlement. See Depoister, 36 F.3d at 586 (evidentiary hearing not required); American Reserve Corp., 841 F.2d at 163 (mini-trial not required). Instead, the court is required only “to canvas the issues in order to determine whether the settlement falls below the lowest point in the range of reasonableness.” In re Rimsat, Ltd., 224 B.R. 685, 688 (Bankr. N.D. Ind. 1997); accord In re Energy Co-op., Inc., 886 F.2d 921, 929 (7th Cir. 1989).

62.                               Here, the Settlement embodied in the Settlement Agreement readily satisfies the standards set forth above:

i.                Settlement versus Costs and Benefits of Litigation

63.          Under the terms of the Settlement Agreement, the Defendants in the Federal Note Enforcement Cases would waive claims for costs that they believe to be worth approximately $120,000 and the Defendants in the Note Enforcement Cases would assign to the Litigation Trustee CDRs and associated distributions and interest worth in excess of $480,000. In exchange, Comdisco would pay the Defendants a lump sum of $200,000 (approximately $64,000 of which would be deducted from amounts paid to the Litigation Trustee for CDRs), and the Litigation Trustee would release his claims based on the Defendants’ SIP Notes.

64.          Although the Litigation Trust’s net recovery would be relatively small compared to the aggregate principal and interest due on the Defendants’ SIP Notes, the Settlement does permit a distribution to be made to the Beneficiaries and avoids the further delay and expense and erosion of value that the Litigation Trustee believes to be likely if litigation of the Note Enforcement Cases and Transfer Cases were to continue.

65.          The settlement was reached after extended arm’s length negotiations between the parties under the auspices of the Seventh Circuit Settlement Conference Program, and the Litigation Trustee submits that the terms and conditions of the Settlement are fair and equitable. The Litigation Trustee has carefully weighed the costs and benefits of continuing to litigate and, in his judgment after consultation with the Advisory Board, the Settlement is in the best interest of the Litigation Trust and its Beneficiaries. (Ex. C ¶¶ 46, 47.)

ii.                  Probability of Success

66.          The Litigation Trustee believes there are meritorious grounds for his Appeal; however, the Litigation Trustee is also mindful that most appeals are not successful and proceeding with the Appeal carries considerable risk. While the Litigation Trustee believes applicable law supports his position, the Appeal raises complex legal issues that have not previously been directly addressed. Consequently, the Litigation Trustee believes there is a significant risk the Seventh Circuit will interpret the law adversely to his position. (Ex. C ¶ 48.)

67.          Indeed, the District Court’s decision relied heavily on the Seventh Circuit’s Grundon opinion, which included a number of statements that could be interpreted as unfavorable to the Litigation Trustee’s positions. For example, the Grundon Court made several statements suggesting that it might hold that violations in extending or arranging the Guaranty are sufficient to impair the enforceability of the SIP Notes:

•              “If the Borrowers are right that Comdisco and/or the Bank violated Regulation G or U, then enforcing the parties’ contracts would appear to enforce the very conduct prohibited by the regulations.” Grundon, 651 F.3d at 628.

•              “We emphasize that the issue is not whether the stock directly secured the Bank’s loans, but whether the stock indirectly secured the loans and/or secured the guaranty.” Id. at 633.

•              “The Bank relied on Comdisco’s guaranty, which one could reasonably find was secured by the stock. Thus, there is at least a reasonable inference that the Bank indirectly relied on the stock as collateral for the loans.” Id. at 634.

•              “If Comdisco committed ‘extending’ violations of Regulation G, then it seems that the Bank likewise committed ‘extending’ and ‘arranging’ violations of Regulation U.” Id.

The Litigation Trustee believes he has meritorious arguments why these statements are consistent with his position in the Appeals that a violation in extending the Guaranty should not invalidate the SIP Notes. However, there is a risk the Seventh Circuit might not accept these arguments. (Ex. C ¶ 49.)

68.          Moreover, because Defendants pled and argued numerous affirmative defenses— some addressed by the District Court, some not—there are several alternative grounds on which the Seventh Circuit could potentially affirm the District Court’s judgments, even if it accepted the Litigation Trustee’s arguments that the District Court’s stated reasons for the judgments were legally erroneous. For example:

•                                          Defendants could argue that the District Court erred in finding no scienter (for instance, because it purported to exclude certain evidence) and therefore improperly rejected Defendants’ Section 10(b) and Section 17(a) securities fraud defenses. Defendants could also argue that portions of their Section 17(a) defense did not legally require a finding of scienter, and the District Court’s finding that there was no scienter was therefore an insufficient basis to reject Defendants’ Section 17(a) defense.

•              Defendants could argue that the Grundon opinion specifically left their negligent misrepresentation set-off defense (which also did not require proof of scienter) “for determination in the district court,” Grundon, 614 F.3d at 639-40, but the District Court failed to address this defense.

•                                          Likewise, Defendants could argue that Grundon supported the logic of their “excuse of non-performance” defense—i.e. that a party suing on a contract must prove it substantially complied with the material terms of a contract, and that compliance with the margin regulations was an implied term of the SIP Notes. Id. at 640. The District Court’s ruling did not directly address this defense.

While the Litigation Trustee has meritorious arguments why each of these defenses (and Defendants’ other defenses) should fail, there is a risk that the Seventh Circuit could nonetheless affirm based on one or more of these defenses. (Ex. C ¶ 50.)

iii.           Complexity and Expense of Further Litigation

69.          The Note Enforcement Cases have involved ten years of highly complex, protracted and expensive litigation, and the Litigation Trustee believes the current Appeals and Cross-Appeals promise more of the same. The Litigation Trustee’s Appeals raise novel issues that would require extensive research and briefing, and the Litigation Trustee believes the Cross-Appeals would raise additional complex issues. (Ex. C ¶ 51.)

70.          Moreover, even if the Litigation Trustee were to succeed in the Appeals (in whole or in part), the Federal Note Enforcement Cases could be remanded for further proceedings or even a second trial. Proceeding with the Appeals and a potential remand risks substantially depleting the parties’ resources and delaying the ultimate resolution of the Note Enforcement Cases. (Id. ¶ 52.)

iv.           Difficulties in Collection

71.          The Litigation Trustee believes that some of the remaining Defendants (in the aggregate) would have the capacity to pay a meaningful amount if he obtains judgments against them. However, he also believes the amount he could collect from other defendants falls substantially short of those Defendants’ allocable share of the approximately $22 million of principal and interest owed on the remaining Defendants’ SIP Notes. (Ex. C ¶ 53.)

72.          Moreover, the Litigation Trustee expects that the collection process would be expensive and protracted and would likely require him to litigate the Transfer Cases. In addition, the Litigation Trustee believes other transfers, structuring and planning have occurred in the intervening years, which could require him to initiate additional transfer litigation. The complex array of limitations periods applicable in the various jurisdictions in which the transfers occurred further complicates these potential collections actions. Thus, in weighing the potential benefits of proceeding with the Appeals, the Litigation Trustee has assumed that the ultimate net recovery would be relatively modest compared to the size of the potential judgments. (Id. ¶ 54.)

v.             Paramount Interests of Creditors

73.          Finally, the Litigation Trustee believes the settlement is in the best interest of the Beneficiaries. If the Settlement is approved, the Litigation Trustee anticipates that he will be in a position to distribute approximately $1 million. A larger distribution would be likely if the Litigation Trustee prevailed on the Appeals. However, as discussed above, there is a significant risk he will not prevail and, even if he does prevail, there could be a significant delay before any distribution is made, together with meaningful risks associated with enforcement and collection.

Protracted litigation and collections efforts could substantially erode the Beneficiaries’ ultimate recovery. (Ex. C ¶ 55.)

74.          Final distributions from both the Litigation Trust and Comdisco to the Beneficiaries have been delayed since the Plan confirmation due to the Note Enforcement Cases and other issues Comdisco faced in winding up the Comdisco estate. The proposed Settlement would expedite further distributions to creditors and would allow the Litigation Trustee to conclude his work, and set the stage for Comdisco to complete its liquidation process. (Id. ¶ 56.)

75.          Thus, in the business judgment of the Litigation Trustee, after careful consideration of the factors outlined above and consultation with the Advisory Board, the Settlement is fair and reasonable under the current circumstances and is in the best interests of the Beneficiaries. (Id. ¶ 57.) The Settlement reflected in the Settlement Agreement should be approved in its entirety.

b.             Approval of the Final Report and Discharge of the Litigation Trustee

76.          The Settlement Agreement is conditioned upon this Court’s approval of the Final Report and entering an order discharging and exculpating the Litigation Trustee and the Advisory Board (and its Member). (Ex. D ¶ 15.) Pursuant to Paragraph 15 of the Settlement Agreement, each of the Litigation Trustee, Comdisco and the Defendants supports this relief. (Id.)

77.          The Trust Agreement (Ex. 2), the form of which was approved by the Bankruptcy Court, provides for exculpation and indemnification of the Litigation Trustee and Advisory Board:

Section 6.8            Standard of Care; Exculpation. … The Trustee shall not be personally liable to the Trust or to any Beneficiary (or any successor of such entities) except for such of its own acts as shall constitute bad faith, willful misconduct, gross negligence, willful disregard of its duties or material breach of this

Trust agreement. Except as aforesaid, the Trustee shall be defended, held harmless and indemnified from time to time by Reorganized Comdisco and from the Trust Assets … against any and all losses, claims, costs, expenses and liabilities to which the Trustee may be subject by reason of the Trustee’s execution in good faith of its duties under this Trust Agreement. The Trustee’s officers, employees and agents may be likewise defended, held harmless and indemnified. … The Trustee shall have no obligations or duties to Beneficiaries except pursuant to and as set forth in this Trust Agreement…

Section 7.9            Standard of Care; Exculpation. Neither the Trust Advisory Board or any of its members, designees, counsel, financial advisors or any duly designated agent or representative of any such party shall be liable for the act, default or misconduct of any other member of the Trust Advisory Board, nor shall any member be liable for anything other than such member’s own gross negligence or willful misconduct.(6)

78.          The Litigation Trustee and the Advisory Board (and its Member) have acted in good faith and in reasonable compliance with their duties under the Trust Agreement and Plan. (Ex. C ¶ 61.)

79.          As set forth in the Litigation Trustee’s Final Report, attached as Exhibit B, the Litigation Trustee expects to make a Final Distribution of approximately $1 million to the Beneficiaries if this Court approves the Settlement and enters the Proposed Order. The Litigation Trustee believes this is a reasonable result given that, subject to reversal by the Seventh Circuit, the District Court has declared the SIP Notes—the only asset conveyed and granted to the Litigation Trust—to be unenforceable. (Ex. C ¶¶ 59-60.)

80.          To reach this point, the Litigation Trustee has engaged in 10 years of contentious litigation directed at optimizing his net recovery on the SIP Notes. Throughout the litigation, the Litigation Trustee, in periodic consultation with the Advisory Board, has considered and endeavored to reach settlements wherever he could do so consistent with the risk-weighted value of the claims to be comprised. (Ex. C ¶ 29.) As set forth in Exhibit 3 to the Costello Declaration, the Litigation Trust settled with 49 SIP Participants before trial. However, despite his settlement efforts, the Litigation Trustee was not able to reach settlements with the remaining Defendants on terms that, in his judgment (after consultation with the Advisory Board), were in the best interests of the Beneficiaries. (Id. ¶¶ 29, 30.)

81.          The Litigation Trustee’s settlement decisions have been, in large part, based upon his belief that he had a reasonable likelihood of prevailing in the Note Enforcement Cases. (Id. ¶ 31.) This belief was reinforced by court decisions and other events favoring the Litigation Trustee’s position. In particular, as discussed above:

•              The 2004 Blair decision (based on Bassler) held that the SIP Participants lacked standing to assert violations of the margin regulations as an affirmative defense. After this ruling, Comdisco settled the Bank’s claim based on the Guaranty for nearly $110 million in cash. The Seventh Circuit then denied, as moot, the Litigation Trustee’s attempt to be substituted as a party and to litigate the Blair appeal to its conclusion. If the reasoning of Blair had applied in the Note Enforcement Cases, the SIP Participants would have lacked standing to assert their successful margin regulation defense under § 7(d) of the Exchange Act.

•              In 2008, the District Court in the Federal Note Enforcement Cases granted summary judgment in the Litigation Trustee’s favor, rejecting all of the SIP Participants’ defenses. The District Court found not only that the SIP Participants lacked standing to raise the margin regulations as a defense, but also that there was no violation of the margin regulations. The Cook County Circuit Court

(6) Section 12.4(f) of the Plan similarly provides that the Advisory Board’s members are not liable for anything other than their own gross negligence or willful misconduct. (Dkt 2464.)

reached similar conclusions and granted summary judgment in the State Note Enforcement Cases.

•                                          In 2010, the Seventh Circuit vacated summary judgment on some defenses, but upheld the District Court’s conclusion that the SIP Participants lacked standing to raise the margin regulations as a defense. It was not until the Seventh Circuit granted a panel rehearing and issued its Grundon decision in June 2011 that any court held the SIP Participants had standing to assert the margin regulations as a defense.

•                                          Following the 2013 trial, the District Court agreed with the Litigation Trustee that the SIP Notes themselves did not constitute an extension of credit in violation of the margin regulations. The sole basis for the District Court’s ruling was that arranging the Guaranty violated Regulation U. The Litigation Trustee continues to believe he has a meritorious argument on appeal that even if the Bank violated Regulation U by arranging the Guaranty this should not invalidate the SIP Notes or preclude equitable relief.

82.          In determining his litigation and settlement strategy, the Litigation Trustee has, throughout the past 10 years, carefully weighed the likelihood of success in the Note Enforcement Cases, his assessment of the potential collectability of judgments, and the terms he could achieve through settlement. (Ex. C ¶ 31.) The Litigation Trustee’s regular practice was to confer with the Advisory Board on significant litigation issues and settlement decisions. After discussions, the Advisory Board concurred in the Litigation Trustee’s proposed resolutions of the significant litigation issues and settlement decisions. (Id.¶ 62.)

83.          The Litigation Trustee and Advisory Board have at all times acted in good faith and have not engaged in willful misconduct, gross negligence, willful disregard of duties, or material breach of the Trust Agreement. (Id.¶ 61.) The Litigation Trustee and the Advisory Board (and its Member) should therefore be discharged and exculpated from any liability or causes of action arising from or in any way related to the Trust Agreement and the Plan. See In re Xpedior Inc., 354 B.R. 210 (Bankr. N.D. Ill. 2006) (discharging and releasing special litigation trustee from liability based on limitation of liability to gross negligence or willful misconduct and finding that trustee acted in good faith).

84.          Accordingly, the Litigation Trustee requests that the Court approve the Final Report in all respects and discharge and exculpate the Litigation Trustee and the Advisory Board (and its Member) from all obligations, liabilities and causes of action (except for performance of the Implementation Actions) arising from or related to the Trust Agreement and the Plan. The Court’s discharge and exculpation (after due notice) will permit the Litigation Trustee to proceed expeditiously with distribution of all remaining Trust Assets—without having to hold back assets to provide for the Litigation Trustee’s right of indemnification from those Trust Assets. (See Ex. 2 § 6.8.)

c.             Completion of the Implementation Actions and Termination of the Litigation Trust

85.          Under Article X of the Trust Agreement, the Litigation Trust terminates upon approval by this Court following distribution of all Trust Assets; however, the Trust Agreement contemplates that even after the termination the Litigation Trustee retains the power and authority to liquidate and wind up the affairs of the Litigation Trust:

The [Litigation] Trust shall continue until termination of the Trust is approved by the Bankruptcy Court (i) after distribution of all of the Trust Assets [or until the occurrence of other events not pertinent here]…. On termination of this Trust, the [Litigation]

Trustee shall advise the Bankruptcy Court in writing of its termination. Notwithstanding the foregoing, after the termination of the Trust, the [Litigation] Trustee shall have the power to exercise all the powers, authorities and discretion herein conferred solely for the purpose of liquidating and winding up the affairs of the Trust.

(Ex. 2, Art. X.)

86.          As discussed and specifically enumerated above, the Litigation Trustee will need to complete specific Implementation Actions after his discharge in order to liquidate and wind up the affairs of the Litigation Trust.

87.          Accordingly, the Litigation Trustee requests that the Court enter an order (in the substantially the form attached as Exhibit A): (i) finding that (a) the Litigation Trustee’s administration and Advisory Board’s oversight of the Litigation Trust and prosecution of the SIP Note Litigation has been reasonable, within their respective discretion, within the scope of their duties under the Plan and Trust Agreement, and did not constitute bad faith, willful misconduct, gross negligence, willful disregard of duties, or a material breach of the Trust Agreement; (b) the Implementation Actions are reasonable, appropriate and within the scope of the Litigation Trustee’s duties under the Trust Agreement; and (c) upon the approval of the Settlement Agreement and the performance and completion of the remaining Implementation Actions, the conditions for termination of the Litigation Trust will have been satisfied; and (ii) ordering that: (v) the Litigation Trustee’s Final Report is approved in all respects, and all actions taken by the Litigation Trustee and Advisory Board (and its Member) in connection with the administration of the Litigation Trust and the prosecution of the SIP Note Litigation are approved; (w) the Litigation Trustee and Advisory Board are discharged from any and all remaining duties, obligations and liabilities under the Trust Agreement and the Plan, excepting only the performance of the Implementation Actions; (x) the Litigation Trustee and Advisory Board are

authorized to perform the Implementation Actions; (y) the Litigation Trustee and the Advisory Board (and its Member) are exculpated from any obligation or liability arising from or relating to the administration of the Litigation Trust or the prosecution and settlement of the SIP Note Litigation; and (z) effective upon the filing of a certificate by the Litigation Trustee affirming that the Implementation Actions have been completed, and without further notice of action by the Court or any party hereto, the Litigation Trust will shall terminate.

VII.                 Notice

88.          The Litigation Trustee is concurrently filing a motion (the “Notice Motion”) requesting that the Court approve the form of notice to be provided in connection with this Motion. Specifically, the Litigation Trustee has proposed that 21 days’ notice of this Motion be provided (as described in detail in the Notice Motion) as follows: (a) to all parties who have requested notice by complying with the Court’s ECF system requirements; (b) to the Office of the United States Trustee; (c) to counsel for the Official Committee of Unsecured Creditors and all members of the Committee; (d) to counsel for the Official Committee of Equity Holders; (e) to the Class C-4 creditors who hold allowed claims at their last known addresses; and (f) by publication of a notice in the Chicago Tribune and Wall Street Journal. The Litigation Trustee will provide notice in accordance with the Court’s ruling on the Notice Motion and submit an appropriate declaration attesting that notice was so given.

VIII.                  Conclusion

For the foregoing reasons, the Litigation Trustee respectfully requests that this Court grant the foregoing Motion, enter an order substantially in the form attached as Exhibit A, and grant such other and further relief as is appropriate under the circumstances.

Dated: October 6, 2015	Respectfully submitted,
Chicago, Illinois
JOHN W. COSTELLO, not individually, but solely as Litigation Trustee under the Comdisco Litigation Trust,

	By:	/s/ Jonathan W. Young
One of His Attorneys

Jonathan W. Young (ARDC No. 06204590)

W. Allen Woolley (ARDC No. 6227238)

LOCKE LORD LLP

225 West Wacker Drive, Suite 3000

Chicago, Illinois 60606-1229

Telephone: (312) 201-2000

Facsimile: (312) 201-2555

CERTIFICATE OF SERVICE

I, Jonathan W. Young, certify that on October 6, 2015, I caused a true and correct copy of the foregoing NOTICE OF MOTION and MOTION OF COMDISCO LITIGATION TRUSTEE TO APPROVE SETTLEMENT, DISCHARGE AND EXCULPATE LITIGATION TRUSTEE AND ADVISORY BOARD, AND APPROVE TERMINATION OF COMDISCO LITIGATION TRUST, to be electronically filed with the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, a copy of which is hereby served upon all counsel of record listed below by the operation of the Court’s electronic filing system.

/s/ Jonathan W. Young

Richard M Bendix on behalf of Creditor MB Center LLC

rbendix@dykema.com, nrakunas@dykema.com

Lawrence M. Benjamin on behalf of Creditor ICECOM, LLC

lbenjamin@ngelaw.com, rwills@ngelaw.com

David E. Bennett on behalf of Interested Party Slevin, Jack

dbennett@vedderprice.com, lsantiago@vedderprice.com;ecfdocket@vedderprice.com

Corey S Berman on behalf of Defendant Enteract LLC

cwcsb1@sbcglobal.net

Thomas D. Brooks on behalf of Creditor Thomas Flohr

tdbrooks@sperling-law.com

Jeffrey Chang on behalf of Trustee John Costello

jchang@changlawpllc.com

Rosanne Ciambrone on behalf of Defendant Edward Bialek

rciambrone@duanemorris.com, jkahane@duanemorris.com

David Curkovic on behalf of Defendant R C Fisher & Co

dcurkovic@srcattorneys.com

Carrie A. Dolan on behalf of Creditor Philip Hewes

cdolan@cohonraizes.com

Steven A. Domanowski on behalf of Creditor Holders of Contingent Distribution Rights

sdomanowski@bellboyd.com

Jeremy M Downs on behalf of Creditor Wells Fargo Financial Leasing Inc

jeremy.downs@goldbergkohn.com, kristina.bunker@goldbergkohn.com

Paul Drucker on behalf of Defendant Development Specialists Inc

pdrucker@mayerbrown.com

Yeny C. Estrada on behalf of Trustee John Costello

yestrada@edwardswildman.com,

kconnor@edwardswildman.com;ECFFilings@edwardswildman.com

Michelle J Fisk on behalf of Defendant Development Specialists Inc

mfisk@schiffhardin.com, michelle.fisk@icemiller.com

Patricia J Fokuo on behalf of Defendant Development Specialists Inc

pfokuo@schiffhardin.com, edocket@schiffhardin.com

Jeffrey L. Gansberg on behalf of Trustee John Costello

gansberg@live.com, nsulak@muchshelist.com

Eugene J Geekie on behalf of Defendant Development Specialists Inc

egeekie@schiffhardin.com

Arlene N Gelman on behalf of Creditor Sherwood Partners

agelman@vedderprice.com

Kenneth S GoodSmith on behalf of Defendant MoneyLine Telerate, Inc.

kgoodsmith@ggulaw.com

Susan N.K. Gummow on behalf of Defendant Acordia of California

sgummow@clausen.com, lfoster@butlerpappas.com

William S Hackney on behalf of Creditor William Freston

whackney@salawus.com, jadams@salawus.com

Ronald W Hanson on behalf of Other Prof. Official Committee Of Unsecured Creditors

ronald.hanson@lw.com, chefiling@lw.com

Glenn R Heyman on behalf of Defendant Illinois Eye Institute Inc

gheyman@craneheyman.com, slydon@craneheyman.com;ecrane@craneheyman.com

John A Husmann on behalf of Defendant St Paul Fire & Marine Insurance Company

jhusmann@tsmp.com

Melvin J Kaplan on behalf of Defendant Acordia of California

grodriguez@financialrelief.com, melvinkaplan@hotmail.com

William Irwin Kohn on behalf of Defendant Development Specialists Inc

wkohn@beneschlaw.com, docket@beneschlaw.com;;lbehra@beneschlaw.com

Peter Krebs on behalf of Debtor Comdisco Inc

pkrebs@skadden.com, mmirkovi@skadden.com

Patrick S Layng

USTPRegion11.ES.ECF@usdoj.gov

Douglas J. Lipke on behalf of Defendant Geoffrey Tickner

dlipke@vedderprice.com, ecfdocket@vedderprice.com

Bruce E. Lithgow on behalf of Creditor EMC Corporation

blithgow@sbcglobal.net

David P Lloyd on behalf of Creditor David Grochocinski

dlloyd@ggl-law.com

Carmen H. Lonstein on behalf of Creditor Holders of Contingent Distribution Rights

clonstein@bellboyd.com

Erin L Majka on behalf of Defendant Federal Insurance Company

emajka@tsmp.com

Gini S. Marziani on behalf of Creditor Certain SIP Claimnats

gsmarziani@davismcgrath.com, mjoseph@davismcgrath.com,lmiller@davismcgrath.com

William J McKenna on behalf of Debtor Comdisco Inc

wmckenna@foley.com, thardy@foley.com;khall@foley.com

Michael J Meyer on behalf of Defendant IMA of Colorado Inc

, amills@tribler.com;snatarajan@tribler.com

Gerald F. Munitz on behalf of Creditor Wells Fargo Financial Leasing Inc

gmunitz@nealwolflaw.com,

nwolf@nealwolflaw.com;dwolski@nealwolflaw.com;dgramlich@nealwolflaw.com

Matthew M. Murphy on behalf of Debtor Comdisco Inc

matt.murphy@dlapiper.com, docketingchicago@dlapiper.com

Brendan J. Nelligan on behalf of Creditor Hampson Mowrer Kreitz Agency, Inc

bnelligan@pretzel-stouffer.com, tcook@pretzel-stouffer.com

Mary E Olson on behalf of Trustee John Costello

molson@wildman.com, ecf-filings@wildman.com

George Panagakis on behalf of Debtor Comdisco Inc

gpanagak@skadden.com,

stwillia@skadden.com;justin.winerman@skadden.com;mmirkovi@skadden.com;jpfleege@skad

den.com;eric.howe@skadden.com

Craig G. Penrose on behalf of Defendant Atlantic Mutual Insurance Company

cpenrose@tsmp.com

Felicia Gerber Perlman on behalf of Debtor Comdisco Inc

fperlman@skadden.com

Cheryl A Perry on behalf of Creditor Philip Hewes

cheryl@caplawoffice.com, cdolan@cohonraizes.com

Rodney Perry on behalf of Defendant Geologistics Corporation

rrperry@bryancave.com, dhefta@bryancave.com;CHDocketing@bryancave.com

William J. Raleigh on behalf of Debtor Comdisco Inc

wraleigh@nisen.com

P. Scott Ritchie on behalf of Defendant Acordia of California

pritchie@clausen.com

Jeffrey B Rose on behalf of Creditor New Century Enterprise Inc

jrose@tishlerandwald.com, bmurzanski@tishlerandwald.com

Arthur W Rummler on behalf of Creditor David Grochocinski

arthur.rummler@gmail.com, artrummler@juno.com

Allyson B Russo on behalf of Creditor Barbara Staman

arusso@vedderprice.com

Diane R. Sabol on behalf of Plaintiff Comdisco Inc

drsabol@mayerbrown.com, courtnotification@mayerbrown.com

Kristen A Schank on behalf of Creditor Philip Hewes

kaschank@wmlaw.com

Vincent Paul Schmeltz III on behalf of Debtor Comdisco Inc

, mhanson@dl.com;jefriedman@dl.com;courtalert@dl.com

Charles P Schulman on behalf of Defendant Geoffrey Tickner

cschulman@sachnoff.com

Anne M Sherry on behalf of Creditor Wells Fargo Financial Leasing Inc

asherry@jonesday.com

Arthur G Simon on behalf of Defendant Illinois Eye Institute Inc

asimon@craneheyman.com, gbalderas@craneheyman.com;sclar@craneheyman.com

Jerry L Switzer on behalf of Defendant ABD Insurance & Financial Services

jswitzer@polsinelli.com

Robert D Tepper on behalf of Defendant Crist Elliot Machette Insurance

rtepper@sabt.com

Jonathan W. Young on behalf of Trustee John Costello

young@wildman.com, srodriguez@wildman.com;ecf-filings@wildman.com

Daniel A Zazove on behalf of Interested Party Nicholas Pontikes

docketchi@perkinscoie.com

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF ILLINOIS

Eastern Division

In Re:	)	BK No.: 01-24795
COMDISCO, INC. et al.,	)	(Jointly Administered)
	)	Chapter: 11
	)	Honorable Jack B. Schmetterer
)
Debtor(s))

[PROPOSED] ORDER

This matter having come on to be heard on the Motion of Litigation Trustee to Approve Settlement, Discharge and Exculpate Litigation Trustee, and Approve Termination of Comdisco Litigation Trust (the “Motion”);

AND THE COURT HAVING REVIEWED AND CONSIDERED (i) the Motion (and all exhibits and attachments thereto, including the Global Settlement Agreement (“Settlement Agreement”)), (ii) the Final Report (the “Final Report”) of John W. Costello, not individually, but as Litigation Trustee (the “Litigation Trustee”) under the Comdisco Litigation Trust (the “Litigation Trust”), (iii) the Declaration of John W. Costello in Support of the Motion (the “Costello Declaration”) and (iv) the Declaration of W. Allen Woolley with respect to Service of the Motion;

AND THE COURT HAVING PREVIOUSLY ENTERED AN ORDER approving the form of notice to be given with respect to the Motion;

AND THE COURT HAVING DETERMINED that such form of notice is good, sufficient and reasonably calculated to apprise all parties-in-interest, both known and unknown, of the Motion;

AND THE COURT HAVING CONDUCTED A HEARING ON THE MOTION, considered statements of counsel and parties-in-interest, if any, who desired to be heard, and otherwise being fully advised in the premises,

THE COURT HEREBY FINDS THAT:

A. Good and sufficient notice of the Motion has been provided, in a form reasonably calculated to apprise all parties-in-interest, both known and unknown, of the Motion.

B. The Settlement Agreement (and the Settlement memorialized therein) is reasonable, and within the range of litigation outcomes that could occur if the Note Enforcement Cases were to be prosecuted to their conclusion.

C. The Litigation Trustee’s administration of the Litigation Trust and prosecution and settlement of the Note Enforcement Cases, Transfer Cases and related litigation (the “SIP Note Litigation”) as well as the Advisory Board’s oversight of the foregoing matters has been reasonable, has been within their respective discretion and within the scope of their duties under the Plan and Trust Agreement, and does not and did not constitute bad faith, willful misconduct, gross negligence, willful disregard of duties, or a material breach of the Trust Agreement.

D. The Implementation Actions are reasonable, appropriate and within the scope of the Litigation Trustee’s duties under the Trust Agreement.

E. Upon the approval of the Settlement Agreement and the performance and completion of the remaining Implementation Actions, the conditions for termination of the Litigation Trust will have been satisfied.

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1. The Motion is granted in all respects.

2. The Settlement Agreement (and the Settlement memorialized therein) is approved, and the Litigation Trustee is authorized to perform under such Settlement agreement and consummate the Settlement.

3. The Litigation Trustee’s Final Report is approved in all respects, and all actions taken by the Litigation Trustee and Advisory Board (and its Member) in connection with the administration of the Litigation Trust and the prosecution and settlement of the SIP Note Litigation are approved.

4. The Litigation Trustee and Advisory Board are discharged from any and all remaining duties, obligations and liabilities under the Trust Agreement and the Plan, excepting only the performance of the Implementation Actions. The Litigation Trustee and Advisory Board are authorized to perform the Implementation Actions.

5. The Litigation Trustee (or his designated Disbursing Agent) is authorized to escheat distributed funds in the event that a distribution check is: (a) returned by the recipient; (b) returned by the postal service as undeliverable; or (c) not cashed within thirty (30) days of its issuance date.

6. Effective upon the filing of a certificate by the Litigation Trustee affirming that the Implementation Actions have been completed, and without further notice or action by the Court or any party hereto, the Litigation Trustee shall be discharged from all remaining duties, obligations and liabilities in connection with the Implementation Actions.

7. The Litigation Trustee and the Advisory Board (and its Member) are exculpated from any obligation or liability arising from or relating to the administration of the Litigation Trust or the prosecution and settlement of the SIP Note Litigation.

8. Effective upon the filing of a certificate by the Litigation Trustee affirming that the Implementation Actions have been completed, and without further notice of action by the Court or any party hereto, the Litigation Trust shall terminate.

9. The Court retains jurisdiction with respect to all matters arising from or related to the implementation or interpretation of this Order; provided, however, that nothing herein shall reserve or create subject matter jurisdiction by this Court to interpret or enforce the terms of the Settlement Agreement in the event of a dispute between two or more of the parties to the Settlement Agreement.

10. This Order is final and shall not be stayed by Fed. R. Bankr. P. 6004(h) or any other rule or statute.

Enter:

Dated:	United States Bankruptcy Judge

Prepared by:

Jonathan W. Young (ARDC No. 06204590)

W. Allen Woolley (ARDC No. 6227238)

LOCKE LORD LLP

225 West Wacker Drive, Suite 3000

Chicago, Illinois 60606-1229

Telephone: (312) 201-2000

Facsimile: (312) 201-2555

EXHIBIT D

GLOBAL SETTLEMENT AGREEMENT

This Global Settlement Agreement (the “Agreement”) is made and entered into as of the 1st day of October 2015 among and between John W. Costello, not individually, but as Litigation Trustee under the Comdisco Litigation Trust (the “Trustee”), and the Comdisco Litigation Trust Advisory Board and Randolph I. Thornton, as its Member (together, the “Advisory Board”), and Roman Brunner, Michael J. Poisella, Joseph J. Scozzafava and Gregory A. Weiss (collectively, the “Federal Defendants”), and Victor J. Fricas, Thomas A. Gazdziak, H. Scott Harvey, John C. Kenning, Lawrence A. Mitzen, Edward A. Pacewicz, Robert A. Sibik, Mark E. Stachulski, Charles H. Stevens, Thomas D. Vallone and Jeffery T. Wolinski (collectively, the “State Defendants” and, together with the Federal Defendants, the “Defendants”), and Comdisco, Inc. and Comdisco Holding Company, Inc., as successor to Comdisco, Inc. (together, “Comdisco”).

WHEREAS, as part of a Shared Investment Plan (“SIP”) for certain employees of Comdisco, Inc. or its subsidiaries, each of the Defendants executed and delivered a Master Promissory Note dated as of February 10, 1998 to First National Bank of Chicago, as agent, for the benefit of the “Lenders” referenced therein (the “Lenders”), in the respective principal amounts set forth on Exhibit A hereto (each, a “Note,” and, collectively, the “Notes”). True and correct copies of the Notes are attached hereto as Exhibit B;

WHEREAS, Comdisco guaranteed payment, when due, of the principal and interest on the Notes and various other obligations set forth in the Notes to the Lenders;

WHEREAS, on July 16, 2001, Comdisco, Inc. and certain of its affiliates filed petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States

Bankruptcy Court for the Northern District of Illinois (the proceedings in these bankruptcies collectively are referred to herein as “Comdisco’s Bankruptcy Proceeding”);

WHEREAS, on July 31, 2002, the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”) entered its Findings of Fact, Conclusions of Law, and Order under 11 U.S.C. §1129(a) and (b) and Fed. R. Bankr. P. 3020 (the “Confirmation Order”) Confirming the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtor in Possession (the “Plan”);

WHEREAS, pursuant to the Plan and Confirmation Order, the Bankruptcy Court appointed the Trustee as the Litigation Trustee of the Comdisco Litigation Trust (the “Litigation Trust”);

WHEREAS, in furtherance of such appointment, Comdisco and the Trustee entered into that certain Comdisco Litigation Trust Agreement (Revised) (as subsequently amended, the “Trust Agreement”);

WHEREAS, following litigation in the Bankruptcy Court between Comdisco and the Lenders regarding the enforceability of Comdisco’s guaranty, Comdisco and the Lenders reached a settlement regarding the Lenders’ claim under the guaranty (the “Guaranty Settlement”);

WHEREAS, in connection with the Guaranty Settlement, and on or about December 22, 2004, the Lenders assigned the Notes to the Trustee;

WHEREAS, on February 4, 2005, the Trustee filed suit against the Federal Defendants in the United States District Court for the Northern District of Illinois, Eastern Division (the “Federal Court”), and also filed suit against the State Defendants in the Circuit Court of Cook County, County Department, Law Division (the “State Court”), seeking to enforce the Notes. A

Global Settlement Agreement among and between

litigation Trustee, Trust Advisory Board, Defendants and Comdisco

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schedule listing the pending cases against the Defendants in Federal Court (the “Federal Cases”) and State Court (the “State Cases”) is attached hereto as Exhibit C;

WHEREAS, on December 28, 2009, the Trustee filed suit against Federal Defendant Michael J. Poisella in the Connecticut Superior Court, seeking to avoid various transfers (the “Connecticut Transfer Litigation”). The Connecticut Transfer Litigation is described with greater particularity on Exhibit C hereto;

WHEREAS, On March 13, 2007, the Trustee filed suit against Victor J. Fricas, Thomas A. Gazdziak and Mark E. Stachulski in the State Court and, on May 1, 2014, the Trustee filed suit against Jeffery T. Wolinski in the State Court, seeking to avoid various transfers made by these State Defendants (collectively, the “Illinois Transfer Litigation”). The Illinois Transfer Litigation is described with greater particularity on Exhibit C hereto;

WHEREAS, the Trustee and the Defendants in the State Cases entered into stipulations (the “State Stipulations”) entered as orders in the State Cases providing (subject to the terms and conditions set forth therein) that the State Cases would be governed by the outcome of a single trial of the Federal Cases to be held in the Federal Court (and any subsequent appellate rulings or settlements in connection with same);

WHEREAS, on October 21, 2014, following an eight day bench trial, the Federal Court entered judgment in favor of each of the Federal Defendants in each of the respective Federal Cases (the “Federal Judgments”);

WHEREAS, on October 29, 2014, the Trustee filed timely notices of appeal from the Federal Judgments (the “Appeals”), appealing to the United States Court of Appeals for the Seventh Circuit (the “Seventh Circuit”);

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WHEREAS, on November 21, 2014, each of the Federal Defendants filed timely notices of appeal, cross-appealing to the Seventh Circuit from certain interlocutory rulings made by the Federal Court (the “Cross-Appeals”);

WHEREAS, following a series of settlement conferences conducted under auspices of Seventh Circuit Rule 33, the Trustee, the Defendants and Comdisco have negotiated a global resolution of the disputes outstanding between them, all pursuant to the terms of this Agreement;

NOW, THEREFORE, THE TRUSTEE, THE ADVISORY BOARD THE DEFENDANTS AND COMDISCO HEREBY COVENANT AND AGREE AS FOLLOWS:

1.             Assignment of Comdisco Contingent Distribution Rights. Contemporaneous with the execution of this Agreement, each of the Defendants shall execute and deliver to the Trustee an Assignment of CDR Assets substantially in the form of Exhibit D hereto (each, a “CDR Assignment” and, collectively, the “CDR Assignments”). Pursuant to the CDR Assignments and subject to the terms thereof, each of the Defendants shall assign to the Trustee all of his respective right, title and interest in and to any Contingent Distribution Rights (created, issued or maintained pursuant to Comdisco’s confirmed Plan) owned or controlled by such Defendant (regardless of whether held in his name or held beneficially, and regardless of whether currently possessed or held by the Defendant, Comdisco, Comdisco’s transfer agent, the Trustee, or any other person or entity), together with all distributions accrued on account of such Contingent Distribution Rights, all proceeds thereof and all interest thereon (the “CDR Assets”). The CDR Assignments shall provide that the assignment of the CDR Assets to the Trustee shall take effect seven (7) calendar days after the Enabling Order becomes a Final Enabling Order (as those terms are hereinafter defined in Paragraph 15) and shall be contingent upon the Enabling Order becoming a Final Enabling Order. The CDRs and associated cash distributions included

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in the CDR Assets for each Defendant are described with greater particularity on the spreadsheet attached hereto as Exhibit E. Notwithstanding any language to the contrary herein or in the Summary of CDRs and Distributions attached as Exhibit E hereto, the CDR Assets do not include: (a) any Contingent Distribution Rights, or distributions accrued on account of such Contingent Distribution Rights and all proceeds thereof, owned or controlled by a Defendant, that do not arise out of his participation in the SIP and/or ownership of Comdisco stock pursuant to the SIP, (b) any stock in Comdisco Holding Company, Inc. owned or controlled by a Defendant that do not arise out of his participation in the SIP and/or ownership of Comdisco stock pursuant to the SIP, and (c) any Allowed Claim (as defined in the Plan) that does not arise from participation in the SIP. With the exception of CDR Assets previously turned over to the Trustee, each Defendant represents and warrants that he has not currently or previously assigned, pledged, encumbered, transferred, released or sold the CDR Assets identified for such Defendant on Exhibit E hereto or any proceeds or interest thereon.

2.             Waiver of Costs. The Defendants and the Trustee hereby mutually waive any claim for costs incurred in connection with the Federal Cases, and further waive any entitlement to file a bill of costs in those cases.

3.             Payment to Defendants. No later than seven (7) calendar days after the Enabling Order becomes a Final Enabling Order, Comdisco will pay $200,000 (the “Payment”) to the Defendants. Comdisco, in the exercise of its business judgment and fiduciary duties, is making the Payment solely to facilitate the administration and termination of the Litigation Trust, which in turn will ultimately facilitate the administration and closing of the bankruptcy estate of Comdisco, Inc. The Defendants hereby direct that the Payment shall be remitted to the law firm of Davis McGrath LLC, to be held in trust by that firm for the benefit of the Defendants.

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4.             No Other Payments. Except for the Payment and transfers and consideration provided for herein, neither the Trustee nor Comdisco shall be required to make any additional payments or transfers to the Defendants in connection with this Agreement, the dismissals, releases and CDR Assignments contemplated in this Agreement, the SIP, Comdisco’s Bankruptcy Proceeding, the Federal Cases, the State Cases, the Connecticut Transfer Litigation or the Illinois Transfer Litigation. Except for the transfers and consideration provided for herein, the Defendants shall not be required to make any payments or transfers to either the Trustee or Comdisco in connection with this Agreement, the dismissals, releases and CDR Assignments contemplated in this Agreement, the SIP, Comdisco’s Bankruptcy Proceeding, the Federal Cases, the State Cases, the Connecticut Transfer Litigation or the Illinois Transfer Litigation. The parties agree that nothing in this paragraph shall limit or impact distributions pursuant to Section 5.1(a) of the Trust Agreement.

5.             Compromise of Litigation Claims. The Trustee’s receipt and retention of the CDR Assets, the Federal Defendants’ and the Trustee’s mutual waiver of costs and Comdisco’s payment to the Defendants, all as set forth in Paragraphs 1-3 of this Agreement, shall compromise and satisfy all claims and defenses that were or could have been pled in the Federal Cases, the State Cases, the Appeals, the Cross-Appeals, the Connecticut Transfer Litigation or the Illinois Transfer Litigation.

6.             No Admission of Fault, Wrongdoing or Liability. This Agreement represents a compromise of disputed issues, claims and defenses, and shall not constitute, be construed as or be deemed to be an admission of fault, liability or wrongdoing by or against any party hereto. Each party denies the claims and defenses of the other party. The act of any party in connection with this Agreement, including but not limited to, Comdisco’s remittance of the Payment, is not,

6

and should not be construed as, an admission of any wrongdoing or liability on the part of that party or any other party. The parties desire to settle their disputes and to avoid the cost and expense of further litigation.

7.             Return of Notes and Financial Disclosures. No later than fourteen (14) calendar days after the Enabling Order becomes a Final Enabling Order, the Trustee shall return to the Defendants, in care of Figliulo and Silverman, P.C., the original Note of each Defendant, each marked as “cancelled.” No later than thirty (30) calendar days after the Enabling Order becomes a Final Enabling Order, the Trustee shall make reasonable efforts to return to the Defendants, in care of Figliulo and Silverman, P.C., all financial disclosures and supporting documentation previously produced by any of the Defendants in the course of their prior settlement negotiations with the Trustee, and shall make reasonable efforts to destroy any copies or electronic images thereof; provided, however, that the Trustee shall be permitted to retain copies of any document that was produced in the course of discovery in the Federal Cases, State Cases, Connecticut Transfer Litigation or Illinois Transfer Litigation, was used as an exhibit in any deposition or included in any party’s trial exhibits, or was attached to any document filed with any court; further provided, however, that all copies of any such documents retained, and the information contained therein, shall not be disclosed to any other person or entity, except the Trustee’s attorneys or pursuant to court order or a lawfully issued subpoena.

8.             Destruction of Corporate Records. No earlier than seven (7) calendar days after the Enabling Order becomes a Final Enabling Order, Comdisco may take action, in the ordinary course of its business, to destroy corporate documents and records created prior to January 1, 2008, and retained by it for the primary purpose of responding to discovery requests by the parties to the Federal Cases, the State Cases, the Connecticut Transfer Litigation and the

7

Illinois Transfer Litigation, and are no longer of value or use to Comdisco (the “Corporate Records”). The Trustee, the Defendants and Comdisco all consent to the destruction of such Corporate Records, will not oppose or interfere with such destruction, and waive any claim based on such destruction.

9.             Voluntary Dismissal with Prejudice. No later than seven (7) calendar days after the Enabling Order becomes a Final Enabling Order, the Trustee and the State Defendants shall execute and file stipulations of dismissal substantially in the form of Exhibit F hereto, and shall take such other and further action as may reasonably be required, to dismiss with prejudice the State Cases and the Illinois Transfer Litigation, with each party to bear his own fees and costs. No later than seven (7) calendar days after the dismissal of the State Cases, (i) the Trustee, the Federal Defendants, and, as necessary, Comdisco shall cause their counsel to execute and file stipulations of dismissal substantially in the form of Exhibit G hereto, and all of them shall take such other and further action as may reasonably be required, to dismiss with prejudice the Appeals, the Cross-Appeals, any other pending appeals or proceedings relating to the Federal Cases, with each party to bear his or its own fees and costs; and (ii) the Trustee and Federal Defendant Michael J. Poisella shall execute and file a stipulation of dismissal, and shall take such other and further action as may reasonably be required, to dismiss with prejudice the Connecticut Transfer Litigation, with each party to bear his or its own fees and costs. The Parties agree and acknowledge (i) that no Party intends for this Agreement or for the dismissal of the Appeals to result in the entry of judgments in the State Cases pursuant to the State Stipulation; and (ii) that for purposes of paragraphs 4 or 11 of the State Stipulation, no Party intends for the settlement and dismissal of the Appeals to be deemed to cause the Federal Judgments to become final and no longer subject to appeal.

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10.          Release of Defendants by Trustee and Advisory Board. Effective upon the seventh (7th) calendar day after the Enabling Order becomes a Final Enabling Order, and except for the rights, interests and obligations provided in this Agreement and the CDR Assignments, the Trustee and the Advisory Board, for themselves, and on behalf of the Litigation Trust, and their respective past and present agents, heirs, officers, directors, employees, representatives, attorneys and successors (collectively, together with the Trustee, the Litigation Trust and the Advisory Board, the “Trustee Related Parties”), do hereby absolutely, fully and forever, release, relieve, waive, relinquish and discharge each of the Defendants and each of his respective past and present agents, heirs, officers, directors, employees, representatives, attorneys and successors (collectively, together with the Defendants, the “Defendant Related Parties”), and any one or more of them, of and from any and all manner of actions, causes of action, suits, appeals, cross-appeals, debts, deficiencies, liabilities, demands, defaults, claims, obligations, costs, expenses, sums of money, controversies, damages, accounts, reckonings and liens of every kind or nature whatsoever, whether known or unknown, direct or indirect, claimed or unclaimed, suspected or unsuspected, choate or inchoate, liquidated or unliquidated, contingent or determined, in law or in equity, from the beginning of time to the date of this Agreement, relating to or arising out of any matter whatsoever, including but not limited to the Notes, the SIP, Comdisco’s Bankruptcy Proceeding, the Federal Cases, the Appeals, the Cross-Appeals, the State Cases, the Connecticut Transfer Litigation and the Illinois Transfer Litigation. The Trustee represents and warrants that he has not currently or previously—whether in his own capacity or on behalf of one, more or all of the Trustee Related Parties—assigned, pledged, encumbered, transferred, released or sold any of the Notes or any rights or claims against any of the Defendants or Defendant Related Parties.

9

11.          Release of Trustee and Advisory Board by Defendants. Effective upon the seventh (7th) calendar day after the Enabling Order becomes a Final Enabling Order, and except for the rights, interests and obligations provided in this Agreement, each of the Defendants, and any one or more of them, for himself and on behalf of his Defendant Related Parties, do hereby absolutely, fully and forever, release, relieve, waive, relinquish and discharge the Trustee, the Litigation Trust, the Advisory Board and each and all of the Trustee Related Parties, of and from any and all manner of actions, causes of action, suits, appeals, cross-appeals, debts, deficiencies, liabilities, demands, defaults, claims, obligations, costs, expenses, sums of money, controversies, damages, accounts, reckonings and liens of every kind or nature whatsoever, whether known or unknown, direct or indirect, claimed or unclaimed, suspected or unsuspected, choate or inchoate, liquidated or unliquidated, contingent or determined, in law or in equity, from the beginning of time to the date of this Agreement, relating to or arising out of any matter whatsoever, including but not limited to the Notes, the SIP, Comdisco’s Bankruptcy Proceeding, the Federal Cases, the Appeals, the Cross-Appeals, the State Cases, the Connecticut Transfer Litigation and the Illinois Transfer Litigation. Each of the Defendants represents and warrants that he has not currently or previously—whether in his own capacity or on behalf of one, more or all of the Defendants or Defendant Related Parties—assigned, pledged, encumbered, transferred, released or sold any rights or claims against the Trustee, the Litigation Trust, the Advisory Board or any of the other Trustee Related Parties.

12.          Release of Defendants by Comdisco. Effective upon the seventh (7th) calendar day after the Enabling Order becomes a Final Enabling Order, and except for the rights, interests and obligations provided in this Agreement and the CDR Assignments, Comdisco, Inc. and Comdisco Holding Company, Inc. for each of themselves, and on behalf of their bankruptcy

10

estate and each of their respective past and present agents, heirs, officers, directors, employees, representatives, attorneys and successors, including without limitation Nisen & Elliott, LLC and all of its members and associates (collectively, together with Comdisco, Inc., Comdisco Holding Company, Inc. and their bankruptcy estate, the “Comdisco Related Parties”), do hereby absolutely, fully and forever, release, relieve, waive, relinquish and discharge each of the Defendants and each of his Defendant Related Parties, and any one or more of them, of and from any and all manner of actions, causes of action, suits, debts, deficiencies, liabilities, demands, defaults, claims, obligations, costs, expenses, sums of money, controversies, damages, accounts, reckonings and liens, whether known or unknown, direct or indirect, claimed or unclaimed, suspected or unsuspected, choate or inchoate, liquidated or unliquidated, contingent or determined, in law or in equity, from the beginning of time to the date of this Agreement, relating to or arising out of any matter whatsoever, including but not limited to the Notes, the SIP, Comdisco’s Bankruptcy Proceeding, the Federal Cases, the Appeals, the Cross-Appeals, the State Cases, the Connecticut Transfer Litigation and the Illinois Transfer Litigation. Comdisco, Inc., Comdisco Holding Company, Inc. and their bankruptcy estate each represent and warrant that it has not currently or previously—whether in its own capacity or on behalf of one, more or all of the Comdisco Related Parties—assigned, pledged, encumbered, transferred, released or sold any rights or claims against any of the Defendants or Defendant Related Parties.

13.          Release of Comdisco by Defendants. Effective upon the seventh (7th) day after the Enabling Order becomes a Final Enabling Order, and except for the rights, interests and obligations provided in this Agreement and the CDR Assignments, each of the Defendants, for himself and on behalf of his Defendant Related Parties, does hereby absolutely, fully and forever, release, relieve, waive, relinquish and discharge Comdisco, Inc., Comdisco Holding

11

Company, Inc. and each of the Comdisco Related Parties of and from any and all manner of actions, causes of action, suits, appeals, cross-appeals, debts, deficiencies, liabilities, demands, defaults, claims, obligations, costs, expenses, sums of money, controversies, damages, accounts, reckonings and liens, whether known or unknown, direct or indirect, claimed or unclaimed, suspected or unsuspected, choate or inchoate, liquidated or unliquidated, contingent or determined, in law or in equity, from the beginning of time to the date of this Agreement, relating to or arising out of any matter whatsoever, including but not limited to the Notes, the SIP, Comdisco’s Bankruptcy Proceeding, the Federal Cases, the Appeals, the Cross-Appeals, the State Cases, the Connecticut Transfer Litigation and the Illinois Transfer Litigation; provided, however, that excluded from this release are any rights, claims, or causes of actions relating to: (a) any Contingent Distribution Rights, or distributions accrued on account of such Contingent Distribution Rights and all proceeds thereof, owned or controlled by any Defendant or any of the Defendant Related Parties that did not arise out of his participation in the SIP and/or ownership of Comdisco stock pursuant to the SIP, (b) any stock in Comdisco Holding Company, Inc. owned or controlled by any Defendant or any of the Defendant Related Parties that do not arise out of his participation in the SIP and/or ownership of Comdisco stock pursuant to the SIP, and (c) any Allowed Claim (as defined in the Plan) of any Defendant or Defendant Related Party that does not arise from participation in the SIP. Each of the Defendants represents and warrants that he has not currently or previously—whether in his own capacity or on behalf of one, more or all of the Defendant Related Parties—assigned, pledged, encumbered, transferred, released or sold any rights or claims against Comdisco Inc., Comdisco Holding Company, Inc. or any of the Comdisco Related Parties; provided, however, that this representation shall not apply to any release made by any of the Defendants in connection with: (a) the termination of his employment

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with Comdisco; (b) a Stipulation and Agreed Order Allowing the Withdrawal of the SIP Claims Pursuant to the Conditions Set Forth Herein and Each SIP Claimant’s Covenant Not to Sue entered by the Honorable Bruce W. Black on November 8, 2007 in In re: Comdisco, Inc., et al., Case No. 01-24795 (Jointly Administered) in the United States Bankruptcy Court for the Northern District of Illinois; and (c) the resolution of the case captioned Collins v. Pontikes, No. 2006 L 1006, brought in the Circuit Court of Cook County, Illinois.

14.          Release of Unknown Claims. To the extent California law may apply to any of the claims or causes of action released hereunder, it is further understood and agreed that the Trustee (for himself and on behalf of each of the Trustee Related Parties), the Advisory Board, each of the Defendants (for himself and on behalf of each of his Defendant Related Parties), and Comdisco, Inc., and Comdisco Holding Company, Inc. (for each of themselves, their bankruptcy estate and each of the Comdisco Related Parties), upon being fully advised of the provision’s meaning and legal effect, do hereby expressly waive and relinquish all rights under California Civil Code Section 1542, and any similar law of any state or territory of the United States, as to all matters within the scope of the claims released herein, and to the fullest extent permitted by law. The release by each of the Trustee, the Defendants and Comdisco—on behalf of themselves and their related parties—of unknown claims in this Agreement is an integral portion of the consideration provided hereunder, and each of these parties would not have entered into this Agreement or agreed to these releases but for the release of unknown claims by the other party. California Civil Code Section 1542 provides, as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

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This paragraph is subject to the same limitations and exclusions set forth in the first three lines of Paragraphs 10-13.

15.          Approval of Agreement and Discharge of Trustee. It is a condition precedent to the effectiveness of this Agreement (and to the settlement memorialized herein) that (A) the Bankruptcy Court enter an order: (i) approving the terms of this Agreement and authorizing the Trustee to perform hereunder, (ii) approving the Trustee’s final report and accounting for the Litigation Trust, (iii) discharging the Trustee and the Comdisco Litigation Trust Advisory Board from any further obligations in connection with the administration of the Litigation Trust except such obligations that are performed, or to be performed, after the entry of such order, and (iv) exculpating the Trustee and the Comdisco Litigation Trust Advisory Board from any further liabilities in connection with the prosecution and settlement of all litigation in which the Trustee and the Litigation Trust have participated and with the administration of the Litigation Trust up to the date of entry of such order (an “Enabling Order”); and (B) such order becomes final and non-appealable (upon such finality and non-appealability occurring, a “Final Enabling Order”). For purposes of this Agreement, the Enabling Order shall be deemed to have become a Final Enabling Order if (X) it has not been vacated, reversed, stayed, altered or amended (or in the event it was vacated, reversed, stayed, altered or amended, it subsequently is reinstated by a court of competent jurisdiction); and (Y) the time in which to file a notice of appeal from the Enabling Order, or from the Bankruptcy Court’s disposition of any motion listed in Federal Rule of Bankruptcy Procedure 8002(b)(1), in the event such a motion is timely filed, expires without any such notice of appeal having been timely filed (or in the event any such notice of appeal is timely filed, the action of the highest court of appellate jurisdiction to which an appeal is taken is either unreviewable as a matter of law, or the time in which to seek review of that court’s

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disposition of the appeal, whether by notice of appeal, petition for rehearing, or petition for certiorari, expires without any such notice or petition having been timely filed). The Trustee, the Defendants and Comdisco shall all support the entry of an Enabling Order, shall not interpose any objections to the relief requested or provided therein, and shall not appeal the Enabling Order or interfere with the Enabling Order becoming a Final Enabling Order. The Trustee and Comdisco shall use their best efforts to obtain entry of an Enabling Order on or before November 20, 2015 and to cause the Enabling Order to become final. The parties acknowledge that the earliest an Enabling Order could become a Final Enabling Order is the fourteenth day after its entry. On August 13, 2015, an order was entered in the Seventh Circuit suspending sine die the briefing schedule applicable to the Appeals and the Cross-Appeals. In the event that the Seventh Circuit requires the parties to the Appeals to resume briefing and argument before an Enabling Order is entered and becomes a Final Enabling Order, the Trustee and the Defendants each shall have the option to declare this Agreement null and void; provided, however, that this option shall not become effective unless the party exercising the option has made a request to the Seventh Circuit to further suspend or defer briefing and argument of the Appeals, and no further suspension or deferment is granted, or if granted, the time period of the latest suspension or deferment has expired and no further request for a suspension or deferment remains pending before that court. If the Bankruptcy Court declines to enter an Enabling Order or does not enter an Enabling Order on or before the one hundred twentieth (120th) calendar day following the initial presentment or Bankruptcy Court hearing on a motion requesting the entry of an Enabling Order, the Trustee and the Defendants each shall have the option to declare this Agreement null and void.

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16.          Resolution of Litigation and Bankruptcy Proceedings of Geisler and Wheatley. The Trustee shall not object to or otherwise oppose any claims or proofs of claim that may be asserted or filed by the Defendants or their attorneys in the bankruptcy proceedings of Rosemary Geisler and Bradford Wheatley that do not exceed $244,810.01 in the case of Geisler and $55,000.00 in the case of Wheatley. The Defendants (and their attorneys) shall not object to or otherwise oppose the claims or proofs of claim filed by the Trustee in the bankruptcy proceedings of Rosemary Geisler and Bradford Wheatley.

17.          Provision of Tax Information to Defendants. No later than ten (10) business days after the effective date of the CDR Assignment, Comdisco shall provide each Defendant with a form 1099 reflecting any income on the Assigned CDR Assets for 2015 attributable to that Defendant to and including the effective date of the CDR Assignment.

18.          Disparagement. The parties hereto agree that neither they nor their representatives will disparage any other party. “Disparage” as used herein shall mean any communication, oral or written, of false information concerning another party made with reckless disregard to its truth or falsity.

19.          Severability of Provisions. Any provision of any paragraph of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of that paragraph or of any other paragraph hereof or affecting the validity or enforceability of any provision of that or of any other paragraph of this Agreement in any other jurisdiction.

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20.          Further Cooperation. The parties hereto agree to execute and deliver such further documentation as may be reasonably requested to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

21.          Governing Law. The parties agree that this Agreement and the rights and obligations of the parties hereto shall be governed by the laws of the State of Illinois, without reference to the conflict of laws rules applicable in Illinois.

22.          Complete and Integrated Agreement. The recitals are incorporated by reference into, and are a part of, this Agreement. This Agreement, including all exhibits attached hereto embodies the entire, complete, final and integrated agreement between the parties with regard to the subject matter hereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements.

23.          Survivability and Discovery of New Facts. All of the terms of this Agreement shall survive its execution. The Parties understand, acknowledge and agree that after the date of this Agreement, they may discover facts in addition to or different from those that are now known or believed to be true with respect to the subject matter of this Agreement. This Agreement shall remain in effect notwithstanding the discovery or existence of any such additional facts.

24.          Binding on Predecessors, Successors and Assigns. This Agreement, including the releases set forth in Paragraphs 10-14 hereof, shall be binding upon and inure to the benefit of predecessors, successors, assigns, legal representatives and/or trustees of the parties hereto. Notwithstanding the foregoing, this Agreement shall not be assigned without the written consent of all parties hereto.

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25.          No Third Party Beneficiaries. This Agreement is not intended for and shall not be construed or enforced for the benefit of any party or beneficiary, whether intended or incidental, other than the Trustee, the Litigation Trust, the Advisory Board, each of the Defendants, Comdisco and each of the individuals and entities released hereunder, including, for purposes of such releases, the Trustee Related Parties, the Defendant Related Parties and the Comdisco Related Parties.

26.          Authorization to Enter Agreement. Each of the parties to this Agreement represents and warrants that he or it is authorized to execute this Agreement, and that he or it is empowered to carry out its provisions.

27.          Subject Headings. The subject headings contained herein are provided solely for ease of reference, and shall be afforded no substantive import.

28.          Electronic Signature and Counterparts. This Agreement may be executed by electronic signature or facsimile and in counterparts, each of which (upon execution of a counterpart by each party), individually or taken together, shall constitute a single integrated agreement, and shall be treated as an original for all purposes.

29.          Benefit of Counsel/Reliance. In connection with the negotiation and execution of this Agreement, each of the parties hereto has had the benefit of representation by independent legal counsel and other professionals of their own choosing. In voluntarily entering into this Agreement, each of the parties represents and warrants that he or it has relied on his or its own judgment and on the advice of his or its attorneys and other professional advisors regarding the proper, complete and agreed upon consideration and language of this Agreement, and that no statements or representations made by any other persons, or any of such other persons’ agents, employees or counsel, has influenced or induced the party to execute this Agreement.

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30.          Jointly Drafted/Amendments/Waiver. All parties and their attorneys have reviewed and participated in the drafting of this Agreement, such that this Agreement shall be construed as having been equally written by all parties. This Agreement may only be amended by a writing signed by each of the parties hereto. Waiver of any one provision shall not be deemed to be a waiver of any other provision herein.

31.          Costs and Fees. Each of the parties shall bear its own costs and attorneys’ fees incurred in connection with all matters settled herein, and all acts and transactions contemplated to be taken hereunder, and shall not seek reimbursement or compensation from another party in connection with same. In the event that litigation is required to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees incurred in connection with such litigation.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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JOHN W. COSTELLO, not individually, but as
Litigation Trustee under the Comdisco Litigation Trust

/s/ John W. Costello, Trustee

Date:	10/5/2015

COMDISCO HOLDING COMPANY, INC.

By:	/s/ Randolph I. Thornton
Randolph I. Thornton
President and Chief Executive Officer

Date:	October 1, 2015

COMDISCO, INC.

By:	/s/ Randolph I. Thornton
Randolph I. Thornton
President and Chief Executive Officer

Date:	October 1, 2015

COMDISCO LITIGATION TRUST ADVISORY BOARD

By:	/s/ Randolph I. Thornton
Randolph I. Thornton, not individually, but as
Member of the Comdisco Litigation Trust Advisory Board

Date:	October 1, 2015

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RANDOLPH I. THORNTON, AS MEMBER OF THE

COMDISCO LITIGATION TRUST ADVISORY BOARD

/s/ Randolph I. Thornton

Date:	October 1, 2015

ROMAN BRUNNER

Date:

MICHAEL J. POISELLA

Date:

JOSEPH J. SCOZZAFAVA

Date:

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GREGORY A. WEISS

Date:

VICTOR J. FRICAS

Date:

THOMAS A. GAZDZIAK

Date:

H. SCOTT HARVEY

Date:

JOHN C. KENNING

Date:

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LAWRENCE A. MITZEN

Date:

EDWARD A. PACEWICZ

Date:

ROBERT A. SIBIK

Date:

MARK E.STACHULSKI

Date:

CHARLES H. STEVENS

Date:

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THOMAS D. VALLONE

Date:

JEFFERY T. WOLINSKI

Date:

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